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                                                                     EXHIBIT 2.1

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                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                           UNITED PARCEL SERVICE, INC.

                              VND MERGER SUB, INC.

                                       AND

                              FRITZ COMPANIES, INC.



                          DATED AS OF JANUARY 10, 2001



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
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                                TABLE OF CONTENTS


Article I  DEFINITIONS.......................................................................2


Article II         THE MERGER...............................................................10

   Section 2.1. The Merger..................................................................10
   Section 2.2. Effective Time; Closing.....................................................10
   Section 2.3. Effect of the Merger........................................................11
   Section 2.4. Conversion of Capital Stock.................................................11
   Section 2.5. Stock Options...............................................................12
   Section 2.6. Exchange of Certificates....................................................12
   Section 2.7. Dividends...................................................................13
   Section 2.8. No Liability................................................................14
   Section 2.9. Lost Certificates...........................................................14
   Section 2.10. Withholding Rights.........................................................14
   Section 2.11. Shares held by the Company Affiliates......................................14
   Section 2.12. Closing of Company Transfer Books..........................................14
   Section 2.13. Tax-Free Reorganization....................................................15

Article III  THE SURVIVING CORPORATION......................................................15

   Section 3.1. Certificate of Incorporation................................................15
   Section 3.2. Bylaws......................................................................15
   Section 3.3. Directors and Officers......................................................15

Article IV   REPRESENTATIONS AND WARRANTIES OF THE COMPANY..................................15

   Section 4.1. Organization and Standing...................................................15
   Section 4.2. Authority for Agreement.....................................................16
   Section 4.3. Capitalization..............................................................16
   Section 4.4. Subsidiaries................................................................17
   Section 4.5. No Conflict.................................................................18
   Section 4.6. Required Filings and Consents...............................................18
   Section 4.7. Compliance..................................................................18
   Section 4.8. Litigation..................................................................19
   Section 4.9. Company Reports; Financial Statements.......................................19
   Section 4.10. Absence of Certain Changes or Events.......................................20
   Section 4.11. Taxes......................................................................20
   Section 4.12. Title to Personal Property.................................................22
   Section 4.13. Real Property..............................................................22
   Section 4.14. Environmental Compliance and Disclosure....................................23
   Section 4.15. Officers and Employees.....................................................24
   Section 4.16. Employee Benefit Plans.....................................................25
   Section 4.17. Labor Relations............................................................28
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
   Section 4.18. Contracts and Commitments..................................................30
   Section 4.19. Information Supplied.......................................................30
   Section 4.20. Intellectual Property......................................................31
   Section 4.21. Insurance Policies.........................................................32
   Section 4.22. Notes and Accounts Receivable..............................................32
   Section 4.23. Transactions with Affiliates...............................................32
   Section 4.24. Customer and Supplier Relations............................................33
   Section 4.25. Certain Practices..........................................................33
   Section 4.26. No Existing Discussions....................................................34
   Section 4.27. Merger.....................................................................34
   Section 4.28. Antitakeover Statutes; Absence of Dissenters' Rights.......................34
   Section 4.29. Brokers....................................................................34
   Section 4.30. Vote Required..............................................................34
   Section 4.31. Customs Matters............................................................35


Article V  REPRESENTATIONS AND WARRANTIES OF BUYERS AND PARENTS.............................36

   Section 5.1. Organization and Standing...................................................36
   Section 5.2. Authority for Agreement.....................................................37
   Section 5.3. No Conflict.................................................................37
   Section 5.4. Required Filings and Consents...............................................37
   Section 5.5. Capitalization..............................................................38
   Section 5.6. Parent Reports; Parent Financial Statements.................................38
   Section 5.7. Absence of Certain Changes or Events........................................38
   Section 5.8. Information Supplied........................................................39
   Section 5.9. No Violation of Law.........................................................39
   Section 5.10. Merger.....................................................................39
   Section 5.11. Certificate of Incorporation and Bylaws....................................39
   Section 5.12. Ownership of Buyer; No Prior Activities....................................39
   Section 5.13. Ownership Interest in the Company..........................................40
   Section 5.14. Brokers and Finders........................................................40

Article VI   COVENANTS......................................................................40

   Section 6.1. Conduct of the Business Pending the Merger..................................40
   Section 6.2. Access to Information; Confidentiality......................................41
   Section 6.3. Notification of Certain Matters.............................................42
   Section 6.4. Company Stockholders' Meeting...............................................42
   Section 6.5. Board Recommendations.......................................................42
   Section 6.6. Stockholder Litigation......................................................43
   Section 6.7. Indemnification.............................................................43
   Section 6.8. Public Announcements........................................................44
   Section 6.9. Acquisition Proposals.......................................................44
   Section 6.10. Proxy Statement/Prospectus.................................................45
   Section 6.11. Further Assurances.........................................................46
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


   Section 6.12. NYSE Listing...............................................................47
   Section 6.13. Tax Treatment..............................................................47
   Section 6.14. Undertakings of Parent.....................................................48
   Section 6.15. Director Resignations......................................................48
   Section 6.16. Company Affiliates.........................................................48
   Section 6.17. Purchase of Company Stock..................................................48
   Section 6.18. Rights Plan................................................................48
   Section 6.19. Employee Matters...........................................................49
   Section 6.20. Customer Visits............................................................50
   Section 6.21. Insurance..................................................................51

Article VII  CONDITIONS.....................................................................51

   Section 7.1. Conditions to the Obligation of Each Party..................................51
   Section 7.2. Conditions to Obligations of Parent and Buyer to Effect the Merger..........52
   Section 7.3. Conditions to Obligations of Company to Effect the Merger...................53

Article VIII TERMINATION, AMENDMENT AND WAIVER..............................................53

   Section 8.1. Termination.................................................................53
   Section 8.2. Effect of Termination.......................................................55
   Section 8.3. Amendments..................................................................55
   Section 8.4. Waiver......................................................................55

Article IX   GENERAL PROVISIONS.............................................................56

   Section 9.1. No Third Party Beneficiaries................................................56
   Section 9.2. Entire Agreement............................................................56
   Section 9.3. Succession and Assignment...................................................56
   Section 9.4. Counterparts................................................................56
   Section 9.5. Headings....................................................................56
   Section 9.6. Governing Law...............................................................56
   Section 9.7. Severability................................................................56
   Section 9.8. Specific Performance........................................................57
   Section 9.9. Construction................................................................57
   Section 9.10. Non-Survival of Representations and Warranties and Agreements..............57
   Section 9.11. Fees and Expenses..........................................................57
   Section 9.12. Notices....................................................................57
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                        TABLE OF EXHIBITS AND SCHEDULES


Exhibit A             Affiliates Letter

Company Disclosure Letter

Schedule 4.1          Organization and Standing
Schedule 4.2          Authority for Agreement
Schedule 4.3          Capitalization
Schedule 4.4          Subsidiaries
Schedule 4.5          No Conflict
Schedule 4.6          Required Filings and Consents
Schedule 4.7          Compliance
Schedule 4.8          Litigation
Schedule 4.9          Company Reports; Financial Statements
Schedule 4.10         Absence of Certain Changes or Events
Schedule 4.11         Taxes
Schedule 4.12         Title to Personal Property
Schedule 4.13         Real Property
Schedule 4.14         Environmental Compliance and Disclosure
Schedule 4.15         Officers and Employees
Schedule 4.16         Employee Benefit Plans
Schedule 4.17         Labor Relations
Schedule 4.18         Contracts and Commitments
Schedule 4.19         Information Supplied
Schedule 4.20         Intellectual Property
Schedule 4.21         Insurance Policies
Schedule 4.22         Notes and Accounts Receivable
Schedule 4.23         Transactions with Affiliates
Schedule 4.24         Customer and Supplier Relations
Schedule 4.25         Certain Practices
Schedule 4.26         No Existing Discussions
Schedule 4.27         Merger
Schedule 4.28         Antitakeover Statutes; Absence of Dissenters' Rights
Schedule 4.29         Brokers
Schedule 4.30         Vote Required
Schedule 4.31         Customers Matters
Schedule 6.1(b)       Conduct of the Business Pending the Merger

Parent Disclosure Letter

Schedule 5.1          Organization and Standing
Schedule 5.2          Authority for Agreement
Schedule 5.3          No Conflicts
Schedule 5.4          Required Filings and Consents
Schedule 5.7          Absence of Certain Changes or Events
Schedule 5.9          No Violation of Law
Schedule 6.21         Insurance


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                          AGREEMENT AND PLAN OF MERGER

        THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of
January 10, 2001, by and among United Parcel Service, Inc., a Delaware corporation (the "Parent"), VND Merger Sub, Inc., a Delaware corporation (the
"Buyer") and wholly owned subsidiary of the Parent, and Fritz Companies, Inc., a Delaware corporation (the "Company").

                              W I T N E S S E T H:

        WHEREAS, the parties to this Agreement desire to effect the acquisition of the Company by the Parent;

        WHEREAS, in furtherance of the foregoing, upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General
Corporation Law (the "DGCL"), the Buyer will merge with and into the Company
(the "Merger") in accordance with the provisions of the DGCL, with the Company as the surviving corporation;

        WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the Parent entering into this Agreement, the Company has entered into an option agreement with the Parent (the "Company
Option Agreement"), dated as of the date hereof, pursuant to which, among other things, the Company has granted an option in favor of the Parent with respect to shares of common stock of the Company, par value $.01 per share (the "Company
Common Stock"), subject to the terms and conditions contained therein;

        WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the Parent entering into this Agreement, each of Lynn C. Fritz the Lynn C. Fritz 1999 Grantor Retained Annuity Trust,
Tamara Fritz and the Tamara Fritz 1999 Grantor Retained Annuity Trust has entered into a separate option agreement with the Parent (collectively with the Company Option Agreement, the "Option Agreements"), dated as of the date hereof, pursuant to which, among other things, each such individual or trust has granted an option in favor of Parent with respect to shares of Company Common Stock beneficially owned by such individual or trust and has agreed to vote such shares in favor of this Agreement and the Merger, subject to the terms and conditions contained therein;

        WHEREAS, the Board of Directors of the Company has unanimously determined that the Merger, this Agreement and the Option Agreements are advisable, fair to, and in the best interests of, the Company and the holders of the Company Common Stock (the "Company Stockholders");

        WHEREAS, the Board of Directors of the Parent and the Buyer have each approved this Agreement, the Merger and the transactions contemplated herein, upon the terms and subject to the conditions set forth herein;

        WHEREAS, the Board of Directors of the Company has unanimously approved this Agreement, the Merger and the transactions contemplated herein, which approval was based in part on the opinion of Morgan Stanley & Co. Incorporated
(the "Independent Advisor"), independent financial advisor to the Board of Directors of the Company, that, as of the date of such opinion and based on the assumptions, qualifications and limitations contained therein, the Exchange Ratio (as defined below) is fair, from a financial point of view, to the Company Stockholders;

        WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, as amended (the "Code"); and

        WHEREAS, the Board of Directors of the Company has unanimously resolved to recommend adoption of the Merger Agreement to the Company Stockholders and has determined that the Merger, this Agreement and the Option Agreements are fair to the Company Stockholders and to recommend that the Company Stockholders approve the Merger, this Agreement and the transactions contemplated herein;

        NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements contained in this Agreement and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

        For purposes of this Agreement, the following terms shall have the meanings set forth in this Section.

               (a) "10-K" shall mean the Company's Annual Report on Form 10-K for the fiscal year ended May 31, 2000.

               (b) "Acquisition Agreement" shall mean any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement related to any Acquisition Proposal.

               (c) "Acquisition Proposal" shall mean any bona fide proposal or offer from any Person relating to any direct or indirect acquisition or purchase of 20% or more of the assets of the Company and the Subsidiaries (as defined below), taken as a whole, or 20% or more of the combined voting power of the shares of Company Common Stock, any tender offer or exchange offer that if consummated would result in any Person beneficially owning 20% or more of the combined voting power of the shares of Company Common Stock, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any Subsidiary in which the other party thereto or its stockholders will own 20% or more of the combined voting power of the parent entity resulting from any such transaction, other than the transactions contemplated by this Agreement.

               (d) "ADA" shall mean the Americans with Disabilities Act.

               (e) "ADEA" shall mean the Age Discrimination in Employment Act.

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               (f) "Affiliate" of a party shall mean an "affiliate" of such party as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (as defined below) (including at a minimum, all those Persons subject to the reporting requirements of Rule 16(a) under the Exchange Act (as defined below).

               (g) "Affiliates Letter" shall mean a written statement in the form of Exhibit A delivered by each Person identified pursuant to Section 6.16 as an Affiliate of the Company for purposes of Rule 145 under the Securities Act.

               (h) "Agreement" shall have the meaning set forth in the introductory paragraph of this Agreement.

               (i) "Applicable Benefit Laws" means ERISA (as defined below), the Code and all other applicable laws, regulations, orders or other legislative, administrative or judicial promulgations, including those of a jurisdiction outside the United States of America.

               (j) "Buyer" shall have the meaning set forth in the introductory paragraph of this Agreement.

               (k) "CERCLA" shall mean the Federal Comprehensive Environmental Response, Compensation and Liability Act.

               (l) "Certificate" shall mean each certificate representing a share or shares of Company Common Stock.

               (m) "Certificate of Merger" shall mean the certificate of merger filed with the Secretary of State of the State of Delaware by the parties hereto in connection with the Merger.

               (n) "Closing" shall mean the date on which the Merger becomes effective.

               (o) "Code" shall have the meaning set forth in the Recitals of this Agreement.

               (p) "Company" shall have the meaning set forth in the introductory paragraph of this Agreement.

               (q) "Company Benefit Plans" shall mean each Employee Benefit Plan (as defined below) sponsored or maintained or required to be sponsored or maintained at any time by the Company or any Subsidiary or to which the Company or any Subsidiary makes or has made, or has or has had an obligation to make, contributions at any time.

               (r) "Company Bylaws" shall mean the bylaws of the Company.

               (s) "Company Certificate of Incorporation" shall mean the Company's certificate of incorporation, including any certificates of designations attached thereto.

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               (t) "Company Common Stock" shall have the meaning set forth in the Recitals of this Agreement.

               (u) "Company Disclosure Letter" shall mean the Company Disclosure Letter delivered by the Company to the Parent concurrently with the execution of this Agreement. The Company Disclosure Letter shall include specific references to each provision of this Agreement to which information contained in the Company Disclosure Letter is intended to apply.

               (v) "Company Financial Statements" shall mean all of the financial statements included in the Company Reports (as defined below).

               (w) "Company Licensed Software" shall mean all third party software (other than Company Proprietary Software or standard, off-the-shelf third party personal computer or server-based products such as word processing, accounting, spreadsheet programs, or so forth) used by the Company and the Subsidiaries.

               (x) "Company Material Adverse Effect" shall mean, with respect to the Company, any change, event, circumstance or effect shall have occurred that, when taken together with all other adverse changes, events, circumstances or effects that have occurred is or is reasonably likely to (i) be materially adverse to the business, operations, properties, condition (financial or otherwise), assets or liabilities (including contingent liabilities) of the Company and the Subsidiaries taken as a whole or (ii) prevent or materially delay the performance by the Company of any of its material obligations under this Agreement or the consummation of the Merger or the other transactions contemplated herein; provided, however, that the following shall be excluded from the definition of "Company Material Adverse Effect" and from any determination as to whether a Company Material Adverse Effect has occurred: changes, events, circumstances or effects (A) relating to the economy or securities markets in general, (B) relating to the industries in which the Company operates in general and not uniquely to the Company, (C) relating to changes or disruptions in the business of the Company resulting from the announcement of the execution of this Agreement and the proposed consummation of the transactions contemplated by this Agreement or (D) resulting from the public announcement of the Company's second quarter financial results.

               (y) "Company Preferred Stock" shall mean shares of preferred stock of the Company.

               (z) "Company Proprietary Software" shall mean all software owned by the Company and the Subsidiaries.

               (aa) "Company Option Agreement" shall have the meaning set forth in the Recitals of this Agreement.

               (bb) "Company Reports" shall mean all forms, reports, statements and all other documents required to be filed by the Company with the SEC (as defined below) from June 1, 1997.

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               (cc) "Company Software" shall mean the Company Licensed Software together with the Company Proprietary Software.

               (dd) "Company Stock" shall mean the Company Common Stock together with the Company Preferred Stock.

               (ee) "Company Stockholders" shall have the meaning set forth in the Recitals of this Agreement.

               (ff) "Company Stock Option" shall mean each outstanding option to purchase shares of Company Common Stock, other than the options granted pursuant to the Option Agreements.

               (gg) "Company Stock Plan" shall mean any stock option plan or restricted stock plan of the Company, whether established or assumed by the Company in connection with an acquisition.

               (hh) "Confidentiality Agreement" shall mean the confidentiality agreement with the Company, dated November 10, 2000.

               (ii) "Customer Inventory" shall mean the materials, products or other substances held by the Company or any Subsidiary for the account of a customer of the Company or any Subsidiary.

               (jj) "D&O Insurance" shall mean the Company's current directors' and officers' liability insurance policies.

               (kk) "DGCL" shall have the meaning set forth in the Recitals of this Agreement.

               (ll) "Effective Time" is the time the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such other time as the parties hereto agree shall be specified in such Certificate of Merger.

               (mm) "Employee/Consulting Agreements" shall mean any contracts, consulting agreements, termination or severance agreements, change of control agreements or any other agreements respecting the terms and conditions of employment or of an independent contract relationship in respect to any officer, employee or former employee, consultant or independent contractor.

               (nn) "Employee Benefit Plan" shall mean with respect to any Person each plan, fund, program, agreement, arrangement or scheme, including, but not limited to each plan, fund, program, agreement, arrangement or scheme maintained or required to be maintained under the laws of a jurisdiction outside the United States of America (other than a plan, fund, program, agreement, arrangement or scheme maintained solely to comply with applicable workers' compensation or similar laws), in each case, that is at any time sponsored or maintained or required to be sponsored or maintained by such Person or to which such Person makes or has

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

made, or has or has had an obligation to make, contributions providing for employee benefits or for the remuneration, direct or indirect, of the employees, former employees, directors, officers, consultants, independent contractors, contingent workers or leased employees of such Person or the dependents of any of them (whether written or oral), including each deferred compensation, bonus, incentive compensation, pension, retirement, stock purchase, stock option and other equity compensation plan, "welfare" plan (within the meaning of Section 3(1) of the ERISA, determined without regard to whether such plan is subject to ERISA); each "pension" plan (within the meaning of Section 3(2) of ERISA, determined without regard to whether such plan is subject to ERISA); each severance plan or agreement, health, vacation, summer hours, supplemental unemployment benefit, hospitalization insurance, medical, dental, legal and each other employee benefit plan, fund, program, agreement or arrangement.

               (oo) "Environmental Laws" shall mean local, state and federal laws and regulations relating to protection of the environment, pollution control, product registration and hazardous materials (including asbestos, PCB's and petroleum infractions thereof).

               (pp) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

               (qq) "ERISA Affiliate" shall mean any Person (whether incorporated or unincorporated), that together with the Company or any Subsidiary would be deemed a "single employer" within the meaning of Section 414 of the Code.

               (rr) "ERISA Affiliate Plan" shall mean each Employee Benefit Plan sponsored or maintained or required to be sponsored or maintained at any time by an ERISA Affiliate or to which such ERISA Affiliate makes or has made, or has or has had an obligation to make, contributions at any time.

               (ss) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

               (tt) "Exchange Agent" shall mean a commercial bank or trust company reasonably designated by the Parent.

               (uu) "Exchange Ratio" shall mean 0.2.

               (vv) "FLSA" shall mean the Fair Labor Standards Act.

               (ww) "FMLA" shall mean the Family and Medical Leave Act.

               (xx) "Form S-4" shall mean the Registration Statement on Form S-4 to be filed with the SEC by the Parent under the Securities Act in connection with the issuance of the Parent Class B Common Stock in the Merger.

               (yy) "FTC" shall mean the Federal Trade Commission.

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               (zz) "GAAP" shall mean generally accepted accounting principles in the United States.

               (aaa) "Governmental Entity" shall mean any United States federal, state or local or any foreign government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign.

               (bbb) "Hazardous Materials" shall mean any waste, pollutant, hazardous substance, toxic, ignitable, reactive or corrosive substance, hazardous waste, special waste, industrial substance, by-product, process intermediate product or waste, petroleum or petroleum-derived substance or waste, chemical liquids or solids, liquid or gaseous products, or any constituent of any such substance or waste, the use, handling or disposal of which by the Company is governed by or subject to any applicable Law, rule or regulation of any Governmental Entity.

               (ccc) "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

               (ddd) "Indemnified Parties" shall mean each present and former director, officer, employee and agent of the Company or any Subsidiary with rights to indemnification by the Company now existing as provided in the Company Certificate of Incorporation or the Company Bylaws, in each case as in effect on the date of this Agreement, or pursuant to any other agreements in effect on the date hereof, copies of which have been provided to the Parent.

               (eee) "Independent Advisor" shall have the meaning set forth in the Recitals of this Agreement.

               (fff) "Intellectual Property" shall mean all copyrights, trade names, trademarks, trade secrets, service marks or patents (or application therefor) which are used by the Company and the Subsidiaries or as to which the Company or any Subsidiary claim an ownership interest or as to which the Company or any Subsidiary is a licensee or licensor.

               (ggg) "Labor Laws" shall mean ERISA, the Immigration Reform and Control Act of 1986, the National Labor Relations Act, the Civil Rights Acts of 1866 and 1964, the Equal Pay Act, ADEA, ADA, FMLA, WARN, the Occupational Safety and Health Act, the Davis-Bacon Act, the Walsh-Healy Act, the Service Contract Act, Executive Order 11246, FLSA and the Rehabilitation Act of 1973 and all regulations under such acts.

               (hhh) "Law" shall mean any United States federal, state or local or any foreign statute, law, rule, regulation, ordinance, code, order, judgment, decree or any other requirement or rule of law.

               (iii) "Litigation" shall mean claims, suits, actions, investigations, indictments or information, or administrative, arbitration or other proceedings.

               (jjj) "Merger" shall have the meaning set forth in the Recitals of this Agreement.

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               (kkk) "Necessary Approval" shall have the meaning set forth in
Section 6.11(a).

               (lll) "NLRB" shall mean the United States National Labor Relations Board.

               (mmm) "NYSE" shall mean the New York Stock Exchange.

               (nnn) "Option Agreements" shall have the meaning set forth in the Recitals of this Agreement.

               (ooo) "OSHA" shall mean the Occupational Safety and Health Administration.

               (ppp) "Parent" shall have the meaning set forth in the introductory paragraph of this Agreement.

               (qqq) "Parent Charter Documents" shall have the meaning set forth in Section 5.11.

               (rrr) "Parent Class A Common Stock" shall mean the Class A common stock of the Parent, par value $.01 per share.

               (sss) "Parent Class B Common Stock" shall mean the Class B common stock of the Parent, par value $.01 per share.

               (ttt) "Parent Disclosure Letter" shall mean the Parent Disclosure Letter delivered by the Parent to the Company concurrently with the execution of this Agreement.

               (uuu) "Parent Financial Statements" shall mean all of the financial statements included in the Parent Reports (as defined below).

               (vvv) "Parent Material Adverse Effect" shall mean, with respect to the Parent, any change, event, circumstance or effect shall have occurred or been threatened that, when taken together with all other adverse changes, events, circumstances or effects that have occurred or been threatened, is or is reasonably likely to (i) be materially adverse to the business, operations, properties, condition (financial or otherwise), assets or liabilities (including contingent liabilities) of the Parent and its subsidiaries taken as a whole or
(ii) prevent or materially delay the performance by the Parent of any of its obligations under this Agreement or the consummation of the Merger or the other transactions contemplated herein; provided, however, that the following shall be excluded from the definition of "Parent Material Adverse Effect" and from any determination as to whether a Parent Material Adverse Effect has occurred: changes, events, circumstances or effects (A) relating to the economy or securities markets in general, (B) relating to the industries in which the Parent operates in general and not uniquely to the Parent or (C) relating to changes or disruptions in the business of the Parent resulting from the announcement of the execution of this Agreement and the proposed consummation of the transactions contemplated by this Agreement.

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               (www) "Parent Reports" shall mean all forms, reports, statements and all other documents required to be filed by the Parent with the SEC since November 10, 1999.

               (xxx) "Person" shall mean any individual, corporation, partnership (general or limited), limited liability company, limited liability partnership, trust, joint venture, joint-stock company, syndicate, association, entity, unincorporated organization or government or any political subdivision, agency or instrumentality thereof.

               (yyy) "Proxy Statement/Prospectus" shall have the meaning set forth in Section 6.10.

               (zzz) "Regulatory Law" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other Federal, state and foreign, if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to regulate mergers, acquisitions or other business combinations.

               (aaaa) "Representatives" shall mean officers, directors, employees, auditors, attorneys, financial advisors, lenders and other agents.

               (bbbb) "Required Vote" shall have the meaning set forth in
Section 4.30.

               (cccc) "Rights Plan" shall mean the Rights Agreement between the Company and a rights agent mutually agreeable to the parties to be entered into in accordance with Section 6.18.

               (dddd) "SEC" shall mean the Securities and Exchange Commission.

               (eeee) "Securities Act" shall mean the Securities Act of 1933, as amended.

               (ffff) "Stockholders' Meeting" shall mean the meeting of the Company Stockholders to be called to consider the Merger.

               (gggg) "Subsidiary" shall mean any corporation, partnership, joint venture or other legal entity of which the Company (either directly or through or together with any other Subsidiary of the Company), beneficially or of record owns, directly or indirectly, 50% or more of the capital stock or other equity interests.

               (hhhh) "Superior Proposal" shall mean any proposal made by a third party (i) relating to any direct or indirect acquisition or purchase of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, or 100% of the combined voting power of the shares of Company Common Stock, or any tender offer or exchange offer that if consummated would result in any Person beneficially owning 100% or more of the combined voting power of the shares of Company Common Stock and (ii) otherwise on terms which the Board of Directors of Company determines in its good faith judgment (based upon the advice of a financial advisor of nationally recognized reputation), taking into account the Person making the proposal and the legal, financial, regulatory and other aspects of the proposal deemed appropriate by the Board of Directors of the Company, (x) is more favorable from a financial point of view than the Merger to the Company Stockholders taken as a whole, (y) is reasonably capable of being completed and (z) for which financing, to the extent required, is then committed or is capable of being obtained by such third party.

               (iiii) "Surviving Corporation" shall mean the corporation surviving the Merger.

               (jjjj) "Tax" (and, with correlative meaning, "Taxes") means any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, value-added tax, unclaimed property, employment, payroll, premium, custom, withholding, duty, alternative or added minimum, ad valorem, transfer or excise tax, or any other tax of any kind whatsoever, together with any interest or penalty or addition thereto, whether disputed or not, imposed by any Governmental Entity.

               (kkkk) "Tax Opinion" shall mean a written opinion of King & Spalding, counsel to the Parent, addressed and reasonably acceptable to the Parent and the Company (the "Tax Opinion"), to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and that the exchange in the Merger of Parent Class B Common Stock for Company Common Stock will not give rise to gain or loss to the Company Stockholders with respect to such exchange (except to the extent of any cash paid in lieu of fractional shares).

               (llll) "Tax Return" means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules) with respect to any Tax jurisdiction, including any information return, claim for refund, amended return or declaration of estimated Tax.

               (mmmm) "Termination Fee" shall mean $13,500,000.

               (nnnn) "WARN" shall mean the United States Worker Adjustment and Retraining Notification Act.

                                   ARTICLE II
                                   THE MERGER

        Section 2.1. The Merger. Upon the terms and subject to the conditions of this Agreement, and in accordance with the DGCL, at the Effective Time, the Buyer shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of the Buyer shall cease and the Company shall continue as the Surviving Corporation. The corporate existence of the Company, with all its purposes, rights, privileges, franchises, powers and objects, shall continue unaffected and unimpaired by the Merger and, as the Surviving Corporation, it shall be governed by the laws of the State of Delaware.

        Section 2.2. Effective Time; Closing. As promptly as practicable (and in any event within five business days) after the satisfaction or waiver of the conditions set forth in Article VII hereof, the parties hereto shall cause the Merger to be consummated by filing the Certificate of Merger with the Secretary of State of the State of Delaware and by making all other filings or recordings required under the DGCL in connection with the Merger, in such form as is required by, and executed in accordance with the relevant provisions of, the DGCL. The Merger shall become effective at the Effective Time. The Closing shall be held at 10:00 a.m., local time, at the offices of King & Spalding, located at 191 Peachtree Street, Atlanta, Georgia 30303-1763, or at such other time and location as the parties hereto shall otherwise agree.

        Section 2.3. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and the Buyer shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company and the Buyer shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

        Section 2.4. Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Parent, the Buyer, the Company or the holders of any of the following securities:

               (a) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares canceled pursuant to Section 2.4(b)) shall be canceled and shall by virtue of the Merger and without any action on the part of the holder thereof be converted automatically into the right to receive a number of shares of Parent Class B Common Stock calculated in accordance with the Exchange Ratio upon the surrender of the Certificate representing such share in the manner set forth in Section 2.6. All such shares of Company Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a Certificate representing such shares shall cease to have any rights with respect thereto, except the right to receive that number of shares of Parent Class B Common Stock into which such shares of Company Common Stock have been converted, cash in lieu of fractional shares as provided in Section 2.6(c) and any dividends or other distributions payable pursuant to Section 2.7.

               (b) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time that is owned by the Parent or the Buyer and each share of Company Common Stock that is owned by the Company as treasury stock shall be canceled and retired and cease to exist and no payment or distribution shall be made with respect thereto.

               (c) Each share of common stock, par value $.01 per share, of the Buyer issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

               (d) If after the date hereof and prior to the Effective Time, the Parent shall have declared a stock split (including a reverse split) of Parent Class B Common Stock or a dividend payable in Parent Class B Common Stock or effected any recapitalization or reclassification of its common stock or any other similar transaction, then the Exchange Ratio shall be appropriately adjusted to reflect such stock split, dividend, recapitalization, reclassification or similar transaction.

        Section 2.5. Stock Options. At the Effective Date, each Company Stock Option shall be assumed by the Parent in such manner that it is converted into an option to purchase shares of Parent Class A Common Stock, as provided below. Following the Effective Time, each Company Stock Option shall continue to have, and be subject to, the same terms and conditions set forth in the relevant Company Stock Plan and applicable award agreement immediately prior to the Effective Time; except that (i) each such Company Stock Option will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of Parent Class A Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such the Company Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of Shares of Parent Class A Common Stock and (ii) the per share exercise price for Parent Class A Common Stock issuable upon exercise of such Company Stock Option will be equal to the quotient determined by dividing the exercise price per share of the Company Common Stock at which such Company Stock Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent.

        Section 2.6. Exchange of Certificates.

               (a) Prior to the Effective Time, the Parent shall appoint the Exchange Agent for the purpose of exchanging Certificates. At or prior to the Effective Time, the Parent shall deposit with the Exchange Agent, for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article II through the Exchange Agent, certificates representing Parent Class B Common Stock issuable pursuant to Section 2.4 in exchange for outstanding shares of Company Common Stock. The Parent agrees to make available to the Exchange Agent from time to time as needed, cash sufficient to pay cash in lieu of fractional shares pursuant to Section 2.6(c) and any dividends or other distributions payable pursuant to Section 2.7.

               (b) As soon as reasonably practicable after the Effective Time, the Parent and the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record of one or more Certificates (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent accompanied by a properly executed letter of transmittal and shall be in such form and have such other provisions as the Parent may reasonably specify), and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Class B Common Stock. Upon the surrender to the Exchange Agent of one or more Certificates for cancellation, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder will be entitled to receive certificates representing that number of whole shares of Parent Class B Common Stock to be issued in respect of the aggregate number of such shares of Company Common Stock previously represented by the Certificates surrendered based upon the Exchange Ratio and cash in an amount equal to that which the holder is entitled to receive pursuant to Section 2.6(c) or Section 2.7. No interest will be paid or will accrue on cash payable pursuant to Section 2.6(c) or 2.7.

               (c) No certificate or scrip representing fractional shares of Parent Class B Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights as a stockholder of the Parent. All fractional shares of Parent Class B Common Stock that a holder of Company Common Stock would otherwise be entitled to receive as a result of the Merger shall be aggregated and if a fractional share results from such aggregation, such holder shall be entitled to receive, in lieu thereof, an amount in cash determined by multiplying (i) the per share closing price of Parent Class B Common Stock quoted on the NYSE on the date of the Closing by (ii) the fraction of a share of Parent Class B Common Stock to which such holder would otherwise have been entitled. The Parent shall timely make available to the Exchange Agent any cash necessary to make payments in lieu of fractional shares as aforesaid. No such cash in lieu of fractional shares of Parent Class B Common Stock shall be paid to any holder of Company Common Stock until Certificates are surrendered and exchanged in accordance with Section 2.6(a).

               (d) If a certificate for Parent Class B Common Stock is to be sent to a Person other than the Person in whose name the Certificates for shares of Company Common Stock surrendered for exchange are registered, it shall be a condition of the exchange that the Person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the delivery of such Certificate to a Person other than the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

               (e) The cash paid and shares of Parent Class B Common Stock issued upon the surrender of Certificates in accordance with the terms hereof shall be deemed to have been paid and issued in full satisfaction of all rights pertaining to such shares of Company Common Stock.

        Section 2.7. Dividends. No dividends or other distributions that are declared or made after the Effective Time with respect to Parent Class B Common Stock payable to holders of record thereof after the Effective Time shall be paid to a Company Stockholder entitled to receive certificates representing Parent Class B Common Stock until such stockholder has properly surrendered such stockholder's Certificates. Upon such surrender, there shall be paid to the stockholder in whose name the certificates representing such Parent Class B Common Stock shall be issued any dividends which shall have become payable with respect to such Parent Class B Common Stock between the Effective Time and the time of such surrender, without interest. After such surrender, there shall also be paid to the stockholder in whose name the certificates representing such Parent Class B Common Stock shall be issued any dividend on such Parent Class B Common Stock that shall have a record date subsequent to the Effective Time and prior to such surrender and a payment date after such surrender; provided that such dividend payments shall be made on such payment dates. In no event shall the stockholder entitled to receive such dividends be entitled to receive interest on such dividends.

        Section 2.8. No Liability. None of the Parent, Buyer, the Company, the Surviving Corporation or the Exchange Agent shall be liable to any Person in respect of any Parent Class B Common Stock, any dividends or distributions with respect thereto or any cash in lieu of fractional shares of applicable Parent Class B Common Stock, in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate shall not have been surrendered prior to six months after the Effective Time (or immediately prior to such earlier date on which any Parent Class B Common Stock, any dividends or distributions payable to the holder of such Certificate or any cash payable in lieu of fractional shares of Parent Class B Common Stock pursuant to this Article II, would otherwise escheat to or become the property of any Governmental Entity), any such Parent Class B Common Stock, dividends or distributions in respect thereof or such cash shall, to the extent permitted by applicable law, be delivered to the Parent, upon demand, and any holders of Company Common Stock who have not theretofore complied with the provisions of this Article II shall thereafter look only to the Parent for satisfaction of their claims for such Parent Class B Common Stock, dividends or distributions in respect thereof or such cash.

        Section 2.9. Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the Parent Class B Common Stock to be issued pursuant to Section 2.4 with respect to the shares of Company Common Stock formerly represented thereby, any cash in lieu of fractional shares of Parent Common Stock, and unpaid dividends and distributions on shares of Parent Class B Common Stock deliverable in respect thereof, pursuant to this Agreement.

        Section 2.10. Withholding Rights. The Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any Company Stockholder such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Company Stockholder in respect of which such deduction and withholding was made by the Surviving Corporation.

        Section 2.11. Shares held by the Company Affiliates. Anything to the contrary in this Agreement notwithstanding, no shares of Parent Class B Common Stock (or certificates therefor) shall be issued in exchange for any certificate to any Person who may be an "affiliate" of the Company (identified pursuant to Section 6.16) until the Person shall have delivered to Parent and the Company a duly executed letter as contemplated by Section 6.16.

        Section 2.12. Closing of Company Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of Company Common Stock shall thereafter be made. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall, when accompanied by proper documentation, be exchanged for Parent

Class B Common Stock in the manner provided in this Article II, any cash in lieu of fractional shares payable pursuant to Section 2.6(c) and any dividends or distributions payable pursuant to Section 2.7.

        Section 2.13. Tax-Free Reorganization. The Merger is intended to be a reorganization within the meaning of Section 368(a) of the Code, and this Agreement is intended to be a "plan of reorganization" within the meaning of the regulations promulgated under Section 368(a) of the Code and for the purpose of qualifying as a tax-free transaction for federal income tax purposes. The parties hereto will agree to report the Merger as a tax-free reorganization under the provisions of Section 368(a) of the Code. None of the parties hereto will take or cause to be taken any action which would prevent the transactions contemplated by this Agreement from qualifying as a reorganization under Section 368(a) of the Code.

                                   ARTICLE III
                            THE SURVIVING CORPORATION

        Section 3.1. Certificate of Incorporation. The Certificate of Incorporation of the Company as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation, until the same shall thereafter be altered, amended or repealed in accordance with applicable law or such Certificate of Incorporation.

        Section 3.2. Bylaws. The Bylaws of the Company as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation, until the same shall thereafter be altered, amended or repealed in accordance with applicable law, the Certificate of Incorporation of the Surviving Corporation or such Bylaws.

        Section 3.3. Directors and Officers. From and after the Effective Time, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified in accordance with applicable law, (i) the directors of the Buyer at the Effective Time shall be the directors of the Surviving Corporation, and (ii) the officers of the Company at the Effective Time shall be the officers of the Surviving Corporation.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except as disclosed in the Company Disclosure Letter delivered by the Company to the Parent prior to the execution of this Agreement, the Company represents and warrants to each of the other parties hereto as follows:

        Section 4.1. Organization and Standing. The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has full corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and assets and to conduct its business as presently conducted and
(iii) is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary except where failure to be so qualified or licensed would not, individually or in the aggregate, have a Company Material Adverse Effect. The Company has furnished or made available to the Parent true and complete copies of the Company Certificate of Incorporation and the Company Bylaws, each as amended to date. Such Company Certificate of Incorporation and Company Bylaws are in full force and effect, and the Company is not in violation of any provision therein.

        Section 4.2. Authority for Agreement.

               (a) The Company has all necessary power and authority to execute and deliver this Agreement and the Company Option Agreement and, subject to obtaining the Required Approval, to consummate the Merger and the other transactions contemplated by this Agreement and the Company Option Agreement. The execution, delivery and performance by the Company of this Agreement and the Company Option Agreement, and the consummation by the Company of the Merger and the other transactions contemplated by this Agreement and the Company Option Agreement, have been duly authorized by all necessary corporate action (including the unanimous approval of the Board of Directors of the Company) and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the Company Option Agreement or to consummate the Merger or the other transactions contemplated herein or therein (other than, with respect to the Merger, the approval and adoption of this Agreement by the Required Vote and the filing and recordation of appropriate merger documents as required by the DGCL). Each of this Agreement and the Company Option Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Parent and the Buyer, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

               (b) At a meeting duly called and held on January 9, 2001, the Board of Directors of the Company unanimously (i) determined that this Agreement, the Option Agreements and the transactions contemplated herein and therein, including the Merger, are advisable, fair to and in the best interests of the Company and the Company Stockholders, (ii) approved, authorized and adopted this Agreement, the Option Agreement, the Merger and the other transactions contemplated herein and therein and (iii) recommended approval and adoption of this Agreement and the Merger by the Company Stockholders.

               (c) The Independent Advisor has delivered to the Board of Directors of the Company its written opinion, dated as of the date of this Agreement, that, as of such date and based on the assumptions, qualifications and limitations contained therein, the Exchange Ratio is fair, from a financial point of view, to the Company Stockholders. A copy of such opinion has been provided to the Parent. The Board of Directors of the Company has received as of the date hereof from the Independent Advisor consent to the inclusion of its name in any documents to be delivered to the Company Stockholders in connection with the transactions contemplated by this Agreement.

        Section 4.3. Capitalization. The authorized capital stock of the Company consists of 60,000,000 shares of Company Common Stock and 1,000,000 shares of Company Preferred Stock. As of the date hereof, (i) 36,708,991 Company Common Stock, all of which are validly issued, fully paid and nonassessable and free of preemptive rights, (ii) 87,100 of Company Common Stock are held in the treasury of the Company and (iii) 3,555,397 Company Stock Options are outstanding pursuant to the Company Stock Plans, each such option entitling the holder thereof to purchase one share of Company Common Stock, and 5,903,542 shares of Company Common Stock are authorized and reserved for future issuance pursuant to the exercise of such Company Stock Options and (iv) no shares of Company Preferred Stock are issued and outstanding. The Company Disclosure Letter sets forth a true and complete list of the outstanding Company Stock Options with the exercise prices and periods of exercisability. Except as set forth above or in the Company Disclosure Letter, there are no options, warrants, convertible securities, subscriptions, stock appreciation rights, phantom stock plans or stock equivalents or other rights, agreements, arrangements or commitments (contingent or otherwise) of any character issued or authorized by the Company relating to the issued or unissued capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or options, warrants, convertible securities, subscriptions or other equity interests in, the Company. All shares of capital stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. Except as set forth in the Company Disclosure Letter, there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of Company Stock or to pay any dividend or make any other distribution in respect thereof or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Person. As of the date hereof, there are no voting trusts or other agreements or understandings to which the Company is a party with respect to the voting of stock of the Company.

        Section 4.4. Subsidiaries.

               (a) The Company Disclosure Letter sets forth the name and state or jurisdiction of incorporation of each Subsidiary. Each of the Subsidiaries
(i) is a corporation or other business entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization,
(ii) has full corporate power and authority and all necessary government approvals to own, lease and operate its properties and assets and to conduct its business as presently conducted and (iii) is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary except where failure to be so qualified or licensed would not, individually or in the aggregate, have a Company Material Adverse Effect. The Company has furnished or made available to the Parent true and complete copies of the certificate of incorporation, bylaws or comparable organizational documents of each Subsidiary, each as amended to date. Such organizational documents are in full force and effect, and no Subsidiary is in violation of any provision therein.

               (b) Except as set forth in the Company Disclosure Letter, the Company or its Subsidiaries own beneficially and of record all of the issued and outstanding capital stock or other securities of each Subsidiary and does not own an equity interest in any other corporation, partnership or entity, other than in the Subsidiaries. Each outstanding share of capital stock or other securities of each Subsidiary is duly authorized, validly issued, fully paid and nonassessable and each such share or other equity interest owned by the Company or another Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Company's or such other Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever.

        Section 4.5. No Conflict. The execution and delivery of this Agreement and the Company Option Agreement by the Company do not, and the performance of this Agreement and the Company Option Agreement by the Company and the consummation of the Merger (subject to the adoption of this Agreement by the Required Vote) and the other transactions contemplated by this Agreement and the Company Option Agreement will not, (i) conflict with or violate the Company Certificate of Incorporation or Company Bylaws or equivalent organizational documents of any of the Subsidiaries, (ii) subject to Section 4.6, conflict with or violate any Law applicable to the Company or any of the Subsidiaries or by which any property or asset of the Company or any of the Subsidiaries is bound or affected, or (iii) result in a breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, give to others any right of termination, amendment, acceleration or cancellation of, result in triggering any payment or other obligations, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any of the Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or any property or asset of any of them is bound or affected, except in the case of clauses (ii) and (iii) above for any such conflicts, violations, breaches, defaults or other occurrences which could not, individually or in the aggregate, have a Company Material Adverse Effect.

        Section 4.6. Required Filings and Consents. The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, or state securities laws or "blue sky" laws and filing and recordation of appropriate merger documents as required by the DGCL, (ii) for those required by the HSR Act, (iii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not reasonably be expected to prevent or materially delay consummation of the Merger or otherwise prevent or materially delay the Company from performing its material obligations under this Agreement, and would not otherwise reasonably be expected to have individually or in the aggregate, a Company Material Adverse Effect and (iv) for those which have heretofore been obtained by the Company.

        Section 4.7. Compliance. Except as disclosed in the Company Reports filed by the Company with the SEC prior to the date of this Agreement, the businesses of the Company and the Subsidiaries are not being conducted in violation of any law, ordinance, regulation, judgment, order, decree, writ, injunction, license or permit of any Governmental Entity, except for violations which have not had, and would not reasonably be expected to have, individually or in the aggregate a Company Material Adverse Effect. No investigation or review by any Governmental Entity with respect to the Company or any Subsidiary is pending or, to the knowledge of the Company threatened, nor has any Governmental Entity indicated to the Company or any Subsidiary an intention to conduct the same in each case other than those the outcome of which have not had, and would not reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect.

        Section 4.8. Litigation. Except as set forth in the Company Disclosure Letter, there is no claim, suit, action, proceeding or investigation pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any Subsidiary which, either individually or in the aggregate, has had, or would be reasonably expected to have, a Company Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator, outstanding against the Company or any Subsidiary, either individually or in the aggregate, which has had, or would be reasonably expected to have, a Company Material Adverse Effect.

        Section 4.9. Company Reports; Financial Statements.

               (a) The Company has filed all Company Reports, each of which has complied in all material respects with the applicable requirements of the Securities Act, and the rules and regulations promulgated thereunder, or the Exchange Act, and the rules and regulations promulgated thereunder, each as in effect on the date so filed. None of the Company Reports (including, but not limited to, any financial statements or schedules included or incorporated by reference therein) contained when filed any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               (b) All of the Company Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and the Subsidiaries at the respective dates thereof and the consolidated results of its operations and changes in cash flows for the periods indicated except that the unaudited interim financial statements are subject to normal recurring year-end adjustments consistent with past practices and not material in amount.

               (c) There are no liabilities of the Company or any of the Subsidiaries of any kind whatsoever, whether or not accrued and whether or not contingent or absolute, that are material to the Company and the Subsidiaries, taken as a whole, other than (i) liabilities disclosed or provided for in the consolidated balance sheet of the Company and the Subsidiaries at May 31, 2000, including the notes thereto, (ii) liabilities disclosed in the Company Reports,
(iii) liabilities incurred on behalf of the Company under this Agreement and the contemplated Merger, and (iv) liabilities incurred in the ordinary course of business consistent with past practice since May 31, 2000, none of which in the case of clause (iv) are, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect.

               (d) The Company has heretofore furnished or made available to the Parent a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC, to agreements, documents or other instruments which previously had been filed by the Company with the SEC as exhibits to the Company Reports pursuant to the Securities Act and the rules and regulations promulgated thereunder or the Exchange Act and the rules and regulations promulgated thereunder.

        Section 4.10. Absence of Certain Changes or Events. Except for any Subsidiary liabilities incurred in connection with this Agreement or the transactions contemplated hereby, since May 31, 2000, the Company and its Subsidiaries have conducted their business only in the ordinary course or as disclosed in any Company Reports, and there has not been (i) any change or event having, or that would reasonably be expected to have, a Company Material Adverse Effect, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's capital stock, (iii) any split, combination or reclassification of any of the Company's capital stock or any substitution for shares of the Company's capital stock, except for issuances of Company Common Stock upon the exercise of options awarded prior to the date hereof in accordance with the Company Stock Plans, (iv) except as set forth in the Company Disclosure Letter (a) any granting by the Company or any Subsidiary, to any current or former director, executive officer or other key employee of the Company or any Subsidiary of any increase in compensation, bonus or other benefits, except for increases in the ordinary course of business or as was required under any employment agreements in effect as of the date of the most recent audited financial statements included in the Company Reports filed and publicly available prior to the date of this Agreement which have been disclosed to Parent in the manner described in
Section 4.15, (b) any granting by the Company or any Subsidiary, to any such current or former director, executive officer or key employee of any increase in severance or termination pay or (c) any entry by the Company or any Subsidiary, into, or any amendment of, any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any such current or former director, executive officer or key employee, (v) except insofar as may have been disclosed in the Company Reports or required by a change in GAAP, any change in accounting methods, principles or practices by the Company or any Subsidiary, materially affecting its assets, liabilities or business or (vi) except insofar as may have been disclosed in the Company Reports, any tax election that individually or in the aggregate would reasonably be expected to have a Company Material Adverse Effect.

        Section 4.11. Taxes.

               (a) Each of the Company and the Subsidiaries has filed all material Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. All Taxes owed by any of the Company and the Subsidiaries (whether or not shown on any Tax Return) have been paid, except where the failure to pay such Taxes does not exceed, in the aggregate, $250,000. None of the Company and the Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where the Company or any Subsidiary does not file Tax Returns that it is or may be subject to taxation in that jurisdiction. There are no security interests on any of the assets of any of the Company and the Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

               (b) Each of the Company and the Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, except where the failure to pay such Taxes does not exceed, in the aggregate, $50,000.

               (c) There is no audit, dispute or claim concerning any Tax liability of any of the Company or the Subsidiaries either (i) claimed or raised by any authority in writing or (ii) as to which any of the directors, officers and employees responsible for Tax matters of the Company and the Subsidiaries has knowledge based upon personal contact with any agent of such authority. The Company Disclosure Letter lists all United States domestic income, franchise, sales, use, business license, and personal property Tax Returns filed with respect to any of the Company and the Subsidiaries for the current taxable periods, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Company and the Subsidiaries have provided to the Parent access to correct and complete copies of all income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any of the Company and the Subsidiaries since the taxable year ended May 31, 1998 with respect to federal and state income Tax Returns, since the taxable year ended May 31, 1996 with respect to federal income Tax notice of deficiencies, since the taxable year ended May 31, 1995 with respect to federal income Tax audit reports and since the taxable year ended May 31, 1996 with respect to federal income Tax closing documents.

               (d) None of the Company and the Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency that remains in effect.

               (e) None of the Company and the Subsidiaries has filed a consent under Section 341(f) of the Code concerning collapsible corporations. None of the Company and the Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Sections 280G and 162(m) of the Code. None of the Company and the Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Each of the Company and the Subsidiaries has disclosed on its federal income Tax Returns all information necessary to avoid the imposition of a penalty for substantial understatement of federal income Tax within the meaning of Section 6662 of the Code. None of the Company and the Subsidiaries is a party to any Tax allocation or sharing agreement (other than by and between the Company and the Subsidiaries). None of the Company and the Subsidiaries (A) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (B) has knowledge of any liability for the Taxes of any Person (other than any of the Company and the Subsidiaries) under Treasury Regulation
Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

               (f) The Company Disclosure Letter sets forth the following information with respect to each of the Company and the Subsidiaries as of the most recent practicable date: (i) the amount of any excess loss account; (ii) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to the Company or the Subsidiaries; and (iii) the amount of any deferred gain or loss allocable to the Company or the Subsidiaries arising out of any deferred intercompany transaction.

               (g) The unpaid Taxes of the Company and the Subsidiaries did not, as of August 31, 2000, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the balance sheet (disregarding any notes thereto) included in the Company's unaudited interim financial statements as of and for the three months ended August 31, 2000 included in the Form 10-Q as filed with the SEC.

        Section 4.12. Title to Personal Property. Except as set forth in the 10-K or in the Company Disclosure Letter, the Company and each of the Subsidiaries have good and marketable title to, or a valid leasehold interest in, all of their tangible personal properties and assets reflected in the 10-K or acquired after May 31, 2000 (other than assets disposed of since May 31, 2000 in the ordinary course of business consistent with past practice), in each case free and clear of all mortgages, liens, pledges, security interests, charges, claims, restrictions and encumbrances of any nature whatsoever, except for (i) liens, encumbrances or restrictions which secure indebtedness and which are properly reflected in the 10-K; (ii) liens for Taxes accrued but not yet payable; (iii) liens arising as a matter of law in the ordinary course of business with respect to obligations incurred after May 31, 2000, provided that the obligations secured by such liens are not delinquent; and (iv) such other liens, encumbrances and restrictions, if any, as individually or in the aggregate are not reasonably likely to have a Company Material Adverse Effect. The Company and the Subsidiaries either own, or have valid leasehold interests in, all tangible personal properties and assets used by them in the conduct of their business, except where the absence of such ownership or leasehold interest could not individually or in the aggregate have a Company Material Adverse Effect. Each of the Company and the Subsidiaries has on hand the items of Customer Inventory it is required to have on hand pursuant to the terms and conditions of the applicable agreement between the Company and its customers subject to immaterial shrinkage. Neither the Company nor any of the Subsidiaries has any legal obligation, absolute or contingent, to any other Person to sell or otherwise dispose of any of its tangible personal properties or assets with an individual value of $500,000 or an aggregate value in excess of $1,000,000.

        Section 4.13. Real Property. Except as set forth in the 10-K or in the Company Disclosure Letter, the Company and the Subsidiaries have good and marketable title to, or a valid leasehold interest in, all of their real properties reflected in the 10-K or acquired after May 31, 2000, in each case free and clear of all title defects, liens, encumbrances and restrictions, except for (i) liens, encumbrances or restrictions which secure indebtedness and which are properly reflected in the 10-K; (ii) liens for Taxes accrued but not yet payable; (iii) liens arising as a matter of law in the ordinary course of business with respect to obligations incurred after May 31, 2000, provided that the obligations secured by such liens are not delinquent; and (iv) such other title defects, liens, encumbrances and restrictions, if any, as individually or in the aggregate are not reasonably likely to have a Company Material Adverse Effect. The Company Disclosure Letter sets forth a true, correct and complete list of all real property owned by the Company or a Subsidiary at any time during the past three years and a true and correct list of all real property leased by each of the Company and the Subsidiaries identifying with respect to each lease of such real property the date of, the parties to, and any amendments, modifications, extensions or other supplements to such lease. Each of the real properties owned by the Company or any Subsidiary as of the date hereof or leased by the Company or any of its Subsidiaries and in either case listed in the Company Disclosure Letter, and each building and improvement located thereon, is, and has at all times been, in compliance with all applicable federal, state and local laws, rules, regulations, ordinances and statutes, including those relating to zoning, building, land use, health and safety, fire, air sanitation and noise control except as would not have a material impact on the Company's ability to maintain its operations at such real property. The improvements on the real properties owned by the Company as of the date hereof or leased by the Company and in either case listed in the Company Disclosure Letter are adequate and suitable for the purposes for which they are presently being used. Since January 1, 2000, neither the Company nor any Subsidiary has sent or received any written notice of any material default under any of the leases of real property to which it is party. Neither the Company nor any Subsidiary has breached or is in default in any material respect under any covenant, agreement, term or condition of or contained in any material lease of real property to which it is a party and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a default or breach.

        Section 4.14. Environmental Compliance and Disclosure. Except as set forth in the Company Disclosure Letter,

               (a) each of the Company and the Subsidiaries possesses, and is in compliance in all material respects with, all material permits, licenses and government authorizations and has filed all notices that are required under Environmental Laws applicable to the Company and the Subsidiaries, and each of the Company and the Subsidiaries is in material compliance with all applicable limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in those laws or contained in any Law, regulation, code, plan, order, decree, judgment, notice, permit or demand letter issued, entered, promulgated or approved thereunder;

               (b) neither the Company nor any Subsidiary has received notice of actual or threatened liability under CERCLA or any similar state or local statute or ordinance from any governmental agency or any third party and, to the knowledge of the Company, there are no facts or circumstances which could reasonably be expected to form the basis for the assertion of any claim against the Company or any Subsidiary under any Environmental Laws including CERCLA or any similar local, state or foreign Law with respect to any on-site or off-site location;

               (c) neither the Company nor any Subsidiary has entered into or agreed to, or does it contemplate entering into any consent decree or order, and neither the Company nor any Subsidiary is subject to any judgment, decree or judicial or administrative order relating to compliance with, or the cleanup of Hazardous Materials under, any applicable Environmental Laws;

               (d) neither the Company nor any Subsidiary has been subject to any administrative or judicial proceeding pursuant to and, to the knowledge of the Company, neither the Company nor any Subsidiary has been alleged to be in violation of applicable Environmental Laws or regulations either now or any time during the past five years;

               (e) neither the Company nor any Subsidiary has received notice that it is subject to any claim, obligation, liability, loss, damage or expense of whatever kind or nature, contingent or otherwise, incurred or imposed or based upon any provision of any Environmental Law and arising out of any act or omission of the Company or any Subsidiary, its employees, agents or representatives or, to the knowledge of the Company, arising out of the ownership, use, control or operation by the Company or any Subsidiary of any plant, facility, site, area or property (including any plant, facility, site, area or property currently or previously owned or leased by the Company or any Subsidiary) from which any Hazardous Materials were released into the environment (the term "release" meaning any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment, and the term "environment" meaning any surface or ground water, drinking water supply, soil, surface or subsurface strata or medium, or the ambient air);

               (f) the Company has heretofore provided the Parent with true, correct and complete copies of all files of the Company and the Subsidiaries relating to environmental matters (or an opportunity to review such files) that have arisen in the last five years;

               (g) neither the Company nor any Subsidiary has paid any fines, penalties or assessments within the last five years with respect to environmental matters;

               (h) to the knowledge of the Company, none of the owned or leased real property, improvements and equipment of the Company and the Subsidiaries contain any asbestos, PCBs, underground storage tanks, open or closed pits, sumps or other containers on or under any such real property, improvements or equipment; and

               (i) none of the Company and the Subsidiaries has imported, manufactured, stored, used, operated, transported, treated or disposed of any Hazardous Materials other than in compliance with all Environmental Laws.

        Section 4.15. Officers and Employees. The Company Disclosure Letter contains a true and complete list of all of the (a) executive officers the Company and the Subsidiaries and (b) all other key employees of the Company and the Subsidiaries with annual salary for calendar year 2000 in excess of $200,000, and with respect to individuals identified in clause (b), specifying, by individual, their position, current annual base salary, bonus plans and for U.S. employees only, Company Benefit Plans in which they are currently eligible to participate. Except as set forth in the Company Disclosure Letter, none of the Company and the Subsidiaries is a party to or bound by any Employee/Consulting Agreement. The Company has provided to the Parent true, correct and complete copies of each such Employee/Consulting Agreement. The

Company has provided the Parent with true, correct and complete copies of each written consent by an officer, employee or former employee, consultant or independent contractor to background checks or drug testing by the Company or any Subsidiary and any arbitration agreements or confidentiality agreements between the Company or any Subsidiary and an officer, employee, or former employee, consultant or independent contractor of the Company or any Subsidiary. None of the Company and the Subsidiaries has received a claim from any Governmental Entity to the effect that the Company or any Subsidiary has improperly classified as an independent contractor any person named in the Company Disclosure Letter. None of the Company and the Subsidiaries has made any written, or to the knowledge of the Company, oral commitments to any such officers, employees or former employees, consultants or independent contractors with respect to compensation, promotion, retention, termination, severance or similar matters in connection with the transactions contemplated by this Agreement or otherwise.

        Section 4.16. Employee Benefit Plans.

               (a) The Company Disclosure Letter contains a true and complete list of each Company Benefit Plan sponsored, maintained or contributed to by the Company or any Subsidiary within the last six calendar years. Each Company Benefit Plan currently in effect is identified as a "current plan" on the Company Disclosure Letter and any special tax status enjoyed by such plan is noted on the Company Disclosure Letter.

               (b) With respect to each Company Benefit Plan identified on the Company Disclosure Letter, the Company has heretofore delivered or made available to the Parent true and complete copies of (i) the plan documents and any amendments thereto (or if the plan is not written, a written description thereof), (ii) any related trust or other funding vehicle, (iii) annual reports required to be filed with any Governmental Entity with respect to such plan,
(iv) actuarial reports, (v) funding and financial information returns and statements, (vi) all contracts with any parties providing services or insurance to such plan, (vii) copies of material correspondence with all Governmental Entities, (viii) plan summaries or summary plan descriptions, (ix) summary annual reports, (x) booklets and personnel manuals, (xi) any other reports or summaries required under Applicable Benefit Laws, each of the documents described in (i) through (xi) only to the extent effective in or with respect to the last six years of the date hereof, (xii) the most recent determination letter received from the Internal Revenue Service with respect to each such plan intended to qualify under Section 401 of the Code, and (xiii) such other documentation with respect to any Company Benefit Plan as is reasonably requested by the Parent, including all professional opinions (whether or nor internally prepared) and all material internal memoranda regarding any compliance issues identified by Parent.

               (c) The Company and the Subsidiaries have maintained all employee data necessary to administer each Company Benefit Plan, including data required to be maintained under Sections 107 and 209 of ERISA, and such data is true and correct and is maintained in a usable form.

               (d) No Company Benefit Plan or ERISA Affiliate Plan is or was subject to Title IV of ERISA or Section 412 of the Code, nor is any Company Benefit Plan or ERISA Affiliate Plan a "multiemployer pension plan", as defined in Section 3(37) of ERISA, or subject to Section 302 of ERISA. Neither the Company, any Subsidiary, an ERISA Affiliate nor a predecessor in interest of any of them has or has had an obligation to make contributions or reimburse another employer, either directly or indirectly, including through indemnification or otherwise, for making contributions to a plan that is or was subject to Title IV of ERISA. Neither the Company nor any Subsidiary has incurred, and no facts exist which reasonably could be expected to result in, liability to the Company or any Subsidiary as a result of a termination, withdrawal or funding waiver with respect to any ERISA Affiliate Plan or Company Benefit Plan.

               (e) Each Company Benefit Plan has been established, registered, qualified, invested, operated and administered in all respects in accordance with its terms in compliance with all Applicable Benefit Laws and in accordance with all understandings, written or oral, between the Company and each Subsidiary and their respective current or former employees, directors, officers, consultants, independent contractors, contingent workers or leased employees, as applicable. None of the Company and the Subsidiaries has incurred, and no facts exist which reasonably could be expected to result in any liability to the Company or any Subsidiary with respect to any Company Benefit Plan or any ERISA Affiliate Plan, including any liability, tax, penalty or fee under ERISA, the Code or any Applicable Benefit Law (other than to pay premiums, contributions or benefits in the ordinary course).

               (f) All obligations to pay premiums, contributions or benefits under each Company Benefit Plan have been satisfied, and there are no outstanding defaults or violations by any party to any Company Benefit Plan. No taxes, penalties or fees are owed by any Company Benefit Plan.

               (g) No fact or circumstance exists that could adversely affect the tax-exempt status of a Company Benefit Plan that is intended to be tax-exempt. Further, each Company Benefit Plan intended to be "qualified" within the meaning of Section 401(a) of the Code and the trusts maintained thereunder that are intended to be exempt from taxation under Section 501(a) of the Code has received a favorable determination or other letter indicating that it is so qualified, or is otherwise within the remedial amendment period under Section 401(b) of the Code and revenue rulings, procedures, announcements or notices of the Internal Revenue Service.

               (h) The assets of each Company Benefit Plan are reported at their fair market value on the financial statements of each such plan.

               (i) No Company Benefit Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for current or former employees, directors, officers, consultants, independent contractors, contingent workers or leased employees (or any of their dependents, spouses or beneficiaries) of the Company or any Subsidiary or any predecessor in interest of such Company or Subsidiary for periods extending beyond their retirement or other termination of service, other than continuation coverage mandated by any Applicable Benefit Law and only to the extent required under such law.

               (j) All contributions or premiums required to be made by the Company or any Subsidiary under the terms of each Company Benefit Plan or by Applicable Benefit Laws have been made in a timely fashion in accordance with Applicable Benefit Laws and the terms of the Company Benefit Plan. Contributions or premiums will be paid by the Company or a Subsidiary for the period up to the Closing even though not otherwise required to be made until a later date.

               (k) No insurance policy or any other contract or agreement affecting any Company Benefit Plan requires or permits a retroactive increase in premiums or payments due thereunder.

               (l) There have been no improper withdrawals, applications or transfers of assets from any Company Benefit Plan or the trusts or other funding media relating thereto, and neither the Company, any Subsidiary nor any of their agents has been in breach of any fiduciary obligation with respect to the administration of any Company Benefit Plan or the trusts or other funding media relating thereto.

               (m) The Company or a Subsidiary has the right under the terms of each Company Benefit Plan and under Applicable Benefit Law to amend, revise, merge or terminate such plan (or its participation in such plan) or transfer the assets of such plan to another arrangement, plan or fund at any time exclusively by action of the Company or such Subsidiary, and no additional contributions would be required to properly effect such termination.

               (n) Except as disclosed in the Company Disclosure Letter, the execution, delivery and performance of, and consummation of the transactions contemplated by, this Agreement will not (i) entitle any current or former employee, director, officer, consultant, independent contractors, contingent worker or leased employee (or any of their dependents, spouses or beneficiaries) of the Company or any Subsidiary to severance pay, unemployment compensation or any other payment, (ii) accelerate the time of payment or vesting or (iii) increase the amount of compensation due any such individual.

               (o) None of the Company and the Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate the Company or any Subsidiary to make any payments that will not be deductible for federal income tax purposes by reason of Section 280G of the Code.

               (p) There are no pending, anticipated or to knowledge of the Company, threatened claims, investigations, examinations, audits or other proceedings or actions against or involving any Company Benefit Plan, by any current or former employee, director, officer, consultant, independent contractors, contingent worker or leased employee (or any of their dependents, spouses or beneficiaries) of the Company or any Subsidiary or any predecessor in interest covered under such Company Benefit Plan, by any Governmental Entities or otherwise involving any such Company Benefit Plan (other than routine claims for benefits) and to the knowledge of the Company after due inquiry, there exists no state of facts which after notice or lapse of time or both reasonably could be expected to give rise to any such claim, investigation, examination, audit or other proceeding or to affect the registration of any Company Benefit Plan required to be registered.

        Section 4.17. Labor Relations. Except as set forth in the Company Disclosure Letter, with respect to the three (3) year period ending on the date hereof:

               (a) the employees of the Company and the Subsidiaries have not been, and currently are not, represented by a labor organization or group which was either certified or voluntarily recognized by any labor relations board, including the NLRB or certified or voluntarily recognized by any other Governmental Entity;

               (b) neither the Company nor any Subsidiary has been, or is, a signatory to a collective bargaining agreement with any trade union, labor organization or group;

               (c) no representation election petition or application for certification has been filed by employees of the Company or any Subsidiary or is pending with the NLRB or any other Governmental Entity and no union organizing campaign or other attempt to organize or establish a labor union, employee organization or labor organization or group involving employees of the Company or any Subsidiary has occurred, is in progress or, to the knowledge of the Company, is threatened;

               (d) neither the Company nor any Subsidiary has engaged in any unfair labor practice and neither the Company nor any Subsidiary is aware of any pending or threatened labor board proceeding of any kind, including any such proceeding against the Company, any Subsidiary or any trade union, labor union, employee organization or labor organization representing the employees of the Company or any Subsidiary;

               (e) no grievance or arbitration demand or proceeding, whether or not filed pursuant to a collective bargaining agreement, has been filed or is pending, or, to the knowledge of the Company, threatened, against the Company or any Subsidiary;

               (f) no labor dispute, walk out, strike, slowdown, hand billing, picketing, work stoppage (sympathetic or otherwise), or other "concerted action" involving the employees of the Company or any Subsidiary has occurred, is in progress or, to the knowledge of the Company, has been threatened;

               (g) no breach of contract and/or denial of fair representation claim has been filed or is pending or, to the knowledge of the Company, threatened against the Company, any Subsidiary and/or any trade union, labor union, employee organization or labor organization representing the employees of the Company or any Subsidiary;

               (h) no claim, complaint, charge or investigation for unpaid wages, bonuses, commissions, employment withholding taxes, penalties, overtime or other compensation, benefits, child labor or record keeping violations is pending or, to the knowledge of the Company, threatened under the FLSA, Davis-Bacon Act, Walsh-Healey Act, or Service Contract Act or any other federal, state, local, provincial or foreign law, regulation or ordinance;

               (i) no discrimination and/or retaliation claim, complaint, charge or investigation is pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary under the 1866 or 1964 Civil Rights Acts, the Equal Pay Act, the ADEA, the ADA, the FMLA, the FLSA, ERISA or any other federal law or comparable state fair employment practices act or foreign law, including any provincial law regulating discrimination in the workplace;

               (j) if the Company or any Subsidiary is a federal or state contractor obligated to develop and maintain an affirmative action plan, no discrimination claim, show cause notice, conciliation proceeding, sanction or debarment proceeding has been, to the knowledge of the Company, threatened or is pending with the Office of Federal Contract Compliance Programs or any other federal agency or any comparable state or foreign agency or court and no desk audit or on-site review is in progress;

               (k) no citation has been issued by OSHA against the Company or any Subsidiary and no notice of contest, claim, complaint, charge, investigation or other administrative enforcement proceeding involving the Company is pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary under OSHA or before any provincial or federal occupational health and safety ministry or department pursuant to any other applicable law relating to occupational safety and health;

               (l) no workers' compensation or retaliation claim, complaint, charge or investigation the liability for which, individually, is reasonably expected to exceed $75,000 is pending against the Company or any Subsidiary and the aggregate liability under all other pending workers' compensation or retaliation claims, complaints, charges or investigations would not have a Material Adverse Effect;

               (m) no investigation or citation of the Company or any Subsidiary has occurred and no enforcement proceeding has been initiated or is pending or, to the knowledge of the Company, threatened under federal or foreign immigration law;

               (n) neither the Company nor any Subsidiary has taken any action that would constitute a "mass layoff", "mass termination" or "plant closing" within the meaning of WARN or otherwise trigger notice requirements or liability under any federal, local, state or foreign plant closing notice or collective dismissal law;

               (o) no wrongful discharge, retaliation, libel, slander or other claim, complaint, charge or investigation that arises out of the employment relationship between the Company or any Subsidiary and its respective employees is pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary under any applicable law;

               (p) each of the Company and the Subsidiaries has maintained and currently maintains adequate insurance as required by applicable law with respect to workers' compensation claims and unemployment benefits claims;

               (q) each of the Company and the Subsidiaries is in compliance with all applicable laws, regulations and orders and all contracts or collective bargaining agreements governing or concerning labor relations, union and collective bargaining, conditions of employment, employment discrimination and harassment, wages, hours or occupations safety and health, including the Labor Laws;

               (r) neither the Company nor any Subsidiary is liable for any liabilities, judgments, decrees, orders, arrearage of wages or taxes, fines or penalties for failure to comply with any of the Labor Laws;

               (s) the Company has provided the Parent with a copy of the policy of each of the Company and the Subsidiaries for providing leaves of absence under the FMLA; and

               (t) each of the Company and the Subsidiaries has paid or accrued all current assessments under workers' compensation legislation, and neither the Company nor any Subsidiary has been subject to any special or penalty assessment under such legislation which has not been paid.

        Section 4.18. Contracts and Commitments. Except as set forth in the Company Disclosure Letter or disclosed in the Company Reports, neither the Company nor any Subsidiary is a party to, or is bound or affected by, or receives benefits under any (a) contracts of employment providing for total annual base salary in excess of $200,000; (b) contracts or agreements containing covenants limiting the freedom of the Company, or any Subsidiary, to engage in any line of business or to compete with any entity; (c) any joint venture, partnership or similar agreement; (d) exchange traded or over-the-counter swap, forward, future, option, cap, floor or collar financial contract, or any other interest rate or foreign currency protection contract; (e) agreement providing for aggregate payments to any director, officer or consultant of the Company or any Subsidiary in any calendar year in excess of $200,000; (f) any agreement providing rights of indemnification in favor of any Indemnified Party; or (g) other contract or agreement or amendment thereto that would be required to be filed as an exhibit to a Form 10-K filed by the Company with the SEC as of the date of this Agreement. Neither the Company nor any Subsidiary is in breach or default under any such contracts, agreements, instruments or arrangements, which default or breach has had or would reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect, and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a default.

        Section 4.19. Information Supplied.

               (a) None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (A) the Form S-4 to be filed with the SEC by the Parent in connection with the issuance of the Parent Class B Common Stock in the Merger will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (B) the Proxy Statement/Prospectus included in the Form S-4 related to the Stockholders' Meeting and the Parent Class B Common Stock to be issued in the Merger will, on the date it is first mailed to the Company Stockholders or at the time of the Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement/Prospectus will comply as to form in all material respects with the requirements of the Exchange Act.

               (b) Notwithstanding the foregoing provisions of this Section 4.19, no representation or warranty is made by the Company with respect to statements made or incorporated by reference in the Form S-4 or the Proxy Statement/Prospectus based on information supplied by the Parent or Buyer for inclusion or incorporation by reference therein.

        Section 4.20. Intellectual Property.

               (a) The Company Disclosure Letter sets forth a true and correct list of all Intellectual Property that is the subject of registration or of an application for a registration and the jurisdictions where each is registered (if any). The Company and the Subsidiaries have good and marketable title to or possesses adequate licenses or other valid rights to use such Intellectual Property, free and clear of all Liens and has paid all maintenance fees, renewals or expenses related to such Intellectual Property that the Company owns. Neither the use of such Intellectual Property nor the present conduct of the Company and the Subsidiaries misappropriates, infringes upon or conflicts with any copyright, trade name, trade secret or trademark rights of any third party or, to the knowledge of the Company, any patent or any other intellectual property rights of any third party. No party has filed a claim, or, to the knowledge of the Company, threatened to file a claim, against the Company or any Subsidiary alleging that it has violated, infringed on or otherwise improperly used the intellectual property rights of such party and neither the Company nor any Subsidiary has violated or infringed any trademark, trade name, service mark, service name, copyright or trade secret held by others, or, to the knowledge of the Company, violated or infringed any patent.

               (b) The Company Disclosure Schedule sets forth a true and complete list of: (i) all Company Proprietary Software; and (ii) all Company Licensed Software constituting the Company's Global Business System, or any other Company Licensed Software material to the operations of the Company as presently conducted.

               (c) The Company and the Subsidiaries have all right, title and interest in and to all intellectual property rights in the Company Proprietary Software. The Company and the Subsidiaries have developed the Company Proprietary Software through their own efforts, as described in Section 4.20(e), and for their own account, and the Company Proprietary Software is free and clear of all Liens. The use of the Company Licensed Software and the use of the Company Proprietary Software does not breach any terms of any license or other contract between the Company or any Subsidiary and any third party. Each of the Company and the Subsidiaries is in compliance with the terms and conditions of all license agreements in favor of the Company and the Subsidiaries relating to the Company Licensed Software.

               (d) The Company Proprietary Software does not infringe any copyright or trade secret right of any third party or, to the knowledge of the Company, any patent or other intellectual property rights of the any third party.

               (e) The Company Proprietary Software was: (i) developed by the employees of the Company and the Subsidiaries working within the scope of their employment at the time of such development; (ii) developed by agents, consultants, contractors or others who have executed appropriate instruments of assignment in favor of the Company or a Subsidiary as assignee that have conveyed to the Company or such Subsidiary ownership of all of its intellectual property rights in the Company Proprietary Software; or (iii) acquired by the Company or a Subsidiary in connection with acquisitions in which the Company or such Subsidiary obtained appropriate representations, warranties and indemnities from the transferring party relating to the title to such Company Proprietary Software. Neither the Company nor any Subsidiary has received notice from any third party claiming any right, title or interest in the Company Proprietary Software.

               (f) Neither the Company nor any Subsidiary has granted rights in Company Software to any third party.

        Section 4.21. Insurance Policies. The Company and the Subsidiaries maintain insurance with reputable insurers for the business and assets of the Company and the Subsidiaries against all risks normally insured against, and in amounts normally carried, by corporations of similar size engaged in similar lines of business and such coverage is sufficient. The Company and each Subsidiary maintain all insurance with respect to the inventory of each customer in the possession of the Company or a Subsidiary which insurance is required pursuant to any contract, agreement or other arrangement with such customer to be maintained. All insurance policies and bonds with respect to the business and assets of the Company and the Subsidiaries are in full force and effect and will be maintained by the Company and the Subsidiaries in full force and effect as they apply to any matter, action or event relating to the Company and the Subsidiaries occurring through the Closing Date and neither the Company nor any Subsidiary has reached or exceeded its policy limits for any insurance policies in effect at any time during the past five years.

        Section 4.22. Notes and Accounts Receivable.

               (a) Except as disclosed in the Company Disclosure Letter, there are no notes receivable for amounts in excess of $500 of the Company or any Subsidiary owing by any director, officer, stockholder or employee of the Company or any Subsidiary.

               (b) Except as disclosed in the Company Disclosure Letter, all material accounts receivable of the Company and any Subsidiary are current or covered by reserves for uncollectability which the Company believes to be adequate, and there are no material disputes regarding the collectibility of any such accounts receivable that would reasonably be expected to have a Company Material Adverse Effect.

        Section 4.23. Transactions with Affiliates. Except as set forth in the Company Disclosure Letter (other than compensation and benefits received in the ordinary course of business as an employee or director of the Company or the Subsidiaries), no director, officer or other "affiliate" or "associate" (as such terms are defined in Rule 12b-2 under the Exchange Act) of the Company or any Subsidiary or any entity in which, to the knowledge of the Company, any such director, officer or other affiliate or associate, owns any beneficial interest (other than a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than 1% of the stock of which is beneficially owned by any such Persons), has any interest in: (i) any contract, arrangement or understanding with, or relating to the business or operations of the Company or any Subsidiary; (ii) any loan, arrangement, understanding, agreement or contract for or relating to indebtedness of the Company or any Subsidiary; or (iii) any property (real, personal or mixed), tangible, or intangible, used or currently intended to be used in, the business or operations of the Company or any Subsidiary.

        Section 4.24. Customer and Supplier Relations. Since May 31, 2000, no customer of the Company or any Subsidiary has canceled, terminated, or made any threat to cancel or otherwise terminate its contract, or in writing to decrease its usage of the Company's or any Subsidiary's services or products that would result in a Company Material Adverse Effect. Neither the Company nor any Subsidiary has received any notice, and the Company has no knowledge, to the effect that any current customer or supplier may terminate or materially alter its business relations with the Company or any Subsidiary, either as a result of the transactions contemplated herein or otherwise that would result in a Company Material Adverse Effect.

        Section 4.25. Certain Practices. Other than actions taken that do not violate the Foreign Corrupt Practices Act or any other applicable laws, none of the Company, the Subsidiaries and any Representative of the Company or any Subsidiary has offered or given, and the Company has no knowledge of any Person that has offered or given on its behalf, anything of value to: (i) any official of a Governmental Entity, any political party or official thereof, or any candidate for political office; (ii) any customer or member of a government; or
(iii) any other Person, in any such case while knowing or having reason to know that all or a portion of such money or thing of value may be offered, given or promised, directly or indirectly, to any customer, member of the government or candidate for political office for the purpose of the following: (x) influencing any action or decision of such Person, in such Person's official capacity, including a decision to fail to perform such Person's official function; (y) inducing such Person to use such Person's influence with any government or instrumentality thereof to affect or influence any act or decision of such government or instrumentality to assist the Company or any Subsidiary in obtaining or retaining business for, or with, or directing business to, any Person; or (z) where such payment would constitute a bribe, kickback or illegal or improper payment to assist the Company or any Subsidiary in obtaining or retaining business for, or with, or directing business to, any Person. The Company represents and warrants that neither the Company nor any of its Subsidiaries has, within the last five years, taken any actions that would violate United States Laws against cooperation with unsanctioned foreign boycotts, including 15 C.F.R. Section 760 and 26 U.S.C. Section 999. The Company further represents and warrants that the Company and its Subsidiaries are in compliance in all material respects with all Laws of the United States that require the reporting of requests to cooperate with unsanctioned foreign boycotts. The Company represents and warrants that neither the Company nor any of its Subsidiaries has, within the last five years, taken any actions that would violate Laws of the United States regarding the exporting of goods and technology, including the licensing, use, resale, reexport, or deemed export of such goods and technology. The Company further represents and warrants that the Company and its Subsidiaries are in compliance in all material respects with all Laws of the United States regarding the importing of goods into the customs territory of the United States, whether as a licensed customs broker or as the importer of record. The Company represents and warrants that neither the Company nor any of its Subsidiaries has, within the last five years, taken any actions that would violate Laws of the United States regarding United States embargoes of Afghanistan, Angola, Cuba, Iran, Iraq, Libya, North Korea, Serbia, and Sudan. The Company further represents and warrants that neither the Company nor any of its Subsidiaries owns, in whole or in part, manages, operates, uses, or benefits from property in Cuba that was nationalized by the Cuban Government after January 1, 1959.

        Section 4.26. No Existing Discussions. As of the date hereof, the Company is not engaged, directly or indirectly, in any negotiation, discussion or exchange of information with any other party with respect to or in contemplation of an Acquisition Proposal.

        Section 4.27. Merger. Neither the Company nor any Subsidiary has taken any action or failed to take any action which action or failure to take action would jeopardize the Merger as a reorganization within the meaning of Section 368(a) of the Code.

        Section 4.28. Antitakeover Statutes; Absence of Dissenters' Rights. Each of the Company and the Board of Directors of the Company has taken all action required to be taken by it to exempt this Agreement and the Option Agreements and the transactions contemplated hereby and thereby from, and this Agreement and the Option Agreements and the transactions contemplated hereby and thereby are exempt from the requirements of, any "moratorium", "control share", "fair price", "affiliate transaction", "business combination" or other antitakeover laws and regulations of any state, including the provisions of Section 203 of the DGCL. No holder of any capital stock of the Company or any other securities of the Company is entitled to any dissenters' rights, appraisal rights or similar rights by virtue of this Agreement, the Merger or any of the other transactions contemplated hereby (including those contemplated by the Option Agreements).

        Section 4.29. Brokers. No broker, finder or investment banker (other than the Independent Advisor) is entitled to any brokerage, finder's or other fee or commission in connection with this Agreement, the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company Disclosure Letter includes a complete and correct copy of all agreements between the Company and the Independent Advisor pursuant to which such firm would be entitled to any payment relating to this Agreement, the Merger or the other transactions contemplated by this Agreement.

        Section 4.30. Vote Required. The affirmative vote of the holders of shares representing a majority of the shares of Company Common Stock entitled to vote on the approval and adoption of this Agreement and the Merger (the "Required Vote") is the only vote or approval of the holders of any class or series of capital stock of the Company necessary to adopt this Agreement and to approve the transactions contemplated hereby.

        Section 4.31. Customs Matters. The Company and its Subsidiaries are licensed to conduct the businesses currently conducted by them. The Company and the Subsidiaries possess all valid permits, licenses and authorizations from Government Entities (the "Permits") required to conduct their businesses in accordance with 19 U.S.C. Section 1641 and 19 C.F.R. Section 111. All such Permits are currently in full force and effect and no misrepresentations were made by the Company or the Subsidiaries of any material fact in obtaining such licenses. No administrative or judicial proceedings have been instituted or, to the Company's knowledge, threatened or are contemplated seeking the suspension, termination, modification, revocation, alteration or amendment of any such Permits or to declare any of them invalid in any respect. The Company and each of its Subsidiaries are in material compliance with all applicable laws and regulations enforced by the United States Customs Service governing the operation of the business of the Company and the Subsidiaries, including those contained in 19 C.F.R. Section 111. In particular, the Company and its Subsidiaries maintain records of customs transactions in accordance with 19 C.F.R. Sections 111.21 and 111.23. The officers of the Company that are licensed under 19 U.S.C. Section 1641(b) exercise responsible supervision and control over the transaction of customs business by the Company as required by 19 C.F.R. Section 111.28. The Company has submitted a list of employees to the Customs authority in each port in which it conducts customs business, as required by 19 C.F.R. Section 111.28(b), and has complied with all applicable reporting requirements. The Company exercises reasonable due diligence in making financial settlements, answering correspondence, and in preparing and assisting in the preparation and filing of records relating to its business as those activities are described in 19 C.F.R. Section 111.29. Neither the Company nor any of its Subsidiaries is engaged in any activities that could result in the cancellation, suspension, or revocation of its licenses or permits, or the imposition of a material monetary penalty, including:

                (a) filing documents that contain false information, as prohibited by 19 C.F.R. Section 111.32;

                (b) the procurement of information from government sources to which access is not granted by proper authority, as prohibited by 19 C.F.R. Section 111.33;

                (c) the exertion of undue influence on any representative of the Department of Treasury by threat, false accusation, or offer of special inducement, gift, or anything of value, as prohibited by 19 C.F.R. Section 111.34;

                (d) demanding or accepting from an attorney fees in excess of an amount commensurate with the time, effort and skill expended by the Company in performing its services, as prohibited by 19 C.F.R. Section 111.35;

                (e) an improper relationship with an unlicensed person, as prohibited by 19 C.F.R. Section 111.36;

                (f) the use of any Permits or the Company name by persons, other than employees authorized to act on behalf of the Company, in the solicitation, promotion or performance of any customs business, as prohibited by 19 C.F.R.
                        Section 111.37;

                (g) the knowing use of false or misleading representations to procure employment in any customs matter, as prohibited by 19 C.F.R. Section 111.38;

                (h) the withholding of information from a client regarding any customs transaction to which that client is entitled, as prohibited by 19 C.F.R. Section 111.39;

                (i) the suggestion to a client or potential client of an illegal plan for evasion of any duty, tax, or other debt or obligation owing to the U.S. government, as prohibited by 19 C.F.R. Section 111.39;

                (j) the endorsement or acceptance, without the authority of the client, of any U.S. Government draft, check or warrant drawn to the order of the client, as prohibited by 19 C.F.R. Section 111.41;

                (k) relations with persons, other than bona fide importers or exporters for whom the Company is conducting customs business, who are notoriously disreputable or whose licenses are under suspension, cancelled with prejudice, or revoked, as prohibited by 19 C.F.R. Section 111.42;

                (l) the conviction of any officer of a felony or misdemeanor that arose out of the conduct of the business of the Company, or involved larceny, theft, robbery, extortion, forgery, counterfeiting, fraudulent concealment, embezzlement, fraudulent conversion, or misappropriation of funds, as prohibited by 19 C.F.R. Section 111.53;

                (m) employment of any person who has been convicted of a felony without written approval of that employment from the appropriate Assistant Commissioner of the Customs Service, as prohibited by 19 C.F.R. Section 111.53; or

                (n) counseling any person to violate the Customs Service laws or regulations, as prohibited by 19 C.F.R. Section 111.53.

                                    ARTICLE V
               REPRESENTATIONS AND WARRANTIES OF BUYER AND PARENT

        Except as disclosed in the Parent Disclosure Letter delivered by the Parent to the Company prior to the execution of this Agreement, each of the Parent and the Buyer represents and warrants to the Company as follows:

        Section 5.1. Organization and Standing. Such Person (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, (b) has full corporate power and authority to own, lease and operate its properties and assets and to conduct its business as presently conducted and (c) is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not, individually or in the aggregate, have a Parent Material Adverse Effect.

        Section 5.2. Authority for Agreement. Such Person has all necessary corporate power and authority to execute and deliver this Agreement and the Option Agreements, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated by this Agreement and the Option Agreements. The execution, delivery and performance by such Person of this Agreement and the Option Agreements, and the consummation by each such Person of the Merger and the other transactions contemplated by this Agreement and the Option Agreements, have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of such Person are necessary to authorize this Agreement or the Option Agreements or to consummate the Merger or the other transactions contemplated by this Agreement and the Option Agreements (other than, with respect to the Merger, the filing and recordation of appropriate merger documents as required by the DGCL). Each of this Agreement and the Option Agreements has been duly executed and delivered by such Person and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of such Person enforceable against such Person in accordance with its terms.

        Section 5.3. No Conflict. The execution and delivery of this Agreement and the Option Agreements by such Person do not, and the performance of this Agreement and the Option Agreements by such Person and the consummation of the Merger and the other transactions contemplated by this Agreement and the Option Agreements will not, (i) conflict with or violate the certificate of incorporation or bylaws of such Person, (ii) subject to Section 5.4, conflict with or violate any Law applicable to such Person or by which any property or asset of such Person is bound or affected or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of such Person pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Person is a party or by which such Person or any property or asset of either of them is bound or affected, except in the case of clauses (ii) and (iii) for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, prevent or materially delay the performance by such Person of its respective obligations under this Agreement or the Option Agreements or the consummation of the Merger or the other transactions contemplated by this Agreement and the Option Agreements.

        Section 5.4. Required Filings and Consents. The execution and delivery of this Agreement by such Person do not, and the performance of this Agreement by such Person will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for applicable requirements, if any, of the Securities Act, Exchange Act, state securities laws or "blue sky" laws and filing and recordation of appropriate merger documents as required by the DGCL, (ii) for those required by the HSR Act, (iii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, reasonably be expected to prevent or materially delay consummation of the Merger or otherwise prevent or materially delay such Person from performing its material obligations under this Agreement and (iv) for those which have heretofore been obtained by such Person.

        Section 5.5. Capitalization. As of the date hereof, the authorized capital stock of the Parent consists of 4,600,000,000 shares of Parent Class A Common Stock and 5,600,000,000 shares of Parent Class B Common Stock and 200,000,000 shares of Parent preferred stock. All of the shares of Parent Class B Common Stock to be issued in exchange for Company Common Stock at the Effective Time in accordance with this Agreement will be, when so issued, duly authorized, validly issued, fully paid and nonassessable and, except as set forth in the Parent Disclosure Letter, free of preemptive rights. As of the close of business on December 31, 2000, (i) 935,873,745 shares of Parent Class A Common Stock were duly authorized, validly issued and outstanding, fully paid and nonassessable; (ii) 198,819,384 shares of Parent Class B Common Stock were duly authorized, validly issued and outstanding, fully paid and nonassessable;
(iii) no shares of preferred stock of the Parent were issued and outstanding;
(iv) no shares of Parent Class A Common Stock, Parent Class B Common Stock or Parent preferred stock were held in the Parent's treasury; and (v) 29,314,802 shares of Parent Class A Common Stock were reserved for issuance upon exercise of employee stock options under the Parent's stock option plans. Except as set forth in the Parent Reports, there are no outstanding options, warrants or rights to purchase or acquire from the Parent any capital stock of the Parent, and there are no convertible securities or other contracts, commitments, agreements, understandings, arrangements or restrictions by which the Parent is bound to issue any additional shares of its capital stock or other equity securities.

        Section 5.6. Parent Reports; Parent Financial Statements.

               (a) The Parent has filed all Parent Reports, each of which has complied in all material respects with the applicable requirements of the Securities Act, and the rules and regulations promulgated thereunder, or the Exchange Act, and the rules and regulations promulgated thereunder, each as in effect on the date so filed. None of the Parent Reports (including, but not limited to, any financial statements or schedules included or incorporated by reference therein) contained when filed any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               (b) All of the Parent Financial Statements, have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Parent and its subsidiaries at the respective date thereof and the consolidated results of its operations and changes in cash flows for the periods indicated except that the unaudited interim financial statements are subject to normal recurring year-end adjustments consistent with past practices and not material in amount.

        Section 5.7. Absence of Certain Changes or Events. Except as disclosed in the Parent Disclosure Letter and the Parent Reports and except for the transactions contemplated by this Agreement, since September 30, 2000, there has not been (i) any change in the business, financial condition or results of operations of the Parent and its subsidiaries which has or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, or (ii) any split, combination or reclassification of any of the Parent's outstanding capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of the Parent's outstanding capital stock.

        Section 5.8. Information Supplied.

               (a) None of the information supplied or to be supplied by the Parent for inclusion in the Form S-4 will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Form S-4 will comply as to form in all material respects with the requirements of the Securities Act.

               (b) Notwithstanding the foregoing provisions of this Section 5.8, no representation or warranty is made by the Parent or Buyer with respect to statements made or incorporated by reference in the Form S-4 based on information supplied by the Company for inclusion or incorporation by reference therein.

        Section 5.9. No Violation of Law. Except as set forth in the Parent Reports, the business and operations of the Parent and its subsidiaries have been conducted in compliance with all applicable Laws, except where the failure to be in compliance does not have and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Except as set forth in the Parent Reports or in the Parent Disclosure Letter, (i) neither the Parent nor any subsidiary of the Parent has been charged with or, to the knowledge of the Parent, is now under investigation with respect to, a violation of any applicable Law that has or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, and (ii) the Parent has filed all reports required to be filed with any governmental entity or other regulatory body on or before the date hereof, except where the failure to do so does not and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

        Section 5.10. Merger. Neither the Parent nor any of its subsidiaries has taken any action or failed to take any action which action or failure to take action would jeopardize the Merger as a reorganization within the meaning of
Section 368(a) of the Code.

        Section 5.11. Certificate of Incorporation and Bylaws. Parent has heretofore made available to the Company a complete and correct copy of its Restated Certificate of Incorporation and Bylaws as amended to date (the "Parent Charter Documents"). Such Parent Charter Documents are in full force and effect. Parent is not in violation of any of the provisions of Parent Charter Documents, except for violations of Parent Charter Documents which do not and are not reasonably likely to have a Parent Material Adverse Effect.

        Section 5.12. Ownership of Buyer; No Prior Activities.

               (a) Buyer was formed solely for the purpose of engaging in the transactions contemplated by this Agreement.

               (b) Except for obligations or liabilities incurred by Buyer in connection with its incorporation or organization and the transactions contemplated by this Agreement and except for this Agreement and any other agreements or arrangements contemplated by this Agreement, Buyer has not incurred, directly or indirectly, through any subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

        Section 5.13. Ownership Interest in the Company. Other than by reason of this Agreement or the transactions contemplated hereby, neither Parent nor any of its Affiliates is, or has been for the previous three years, an "interested stockholder" of the Company, as that term is defined in Section 203 of the DGCL.

        Section 5.14. Brokers and Finders. No broker, finder or investment banker (other than Salomon Smith Barney Inc.) is entitled to any brokerage, finder's or other fee or commission payable by such Person in connection with this Agreement, the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of such Person.

                                   ARTICLE VI
                                    COVENANTS

        Section 6.1. Conduct of the Business Pending the Merger.

               (a) The Company covenants and agrees that between the date of this Agreement and the Effective Time, unless the Parent shall otherwise agree in writing (and except as expressly contemplated, permitted or required by this Agreement), (i) the business of the Company and the Subsidiaries shall be conducted only in, and the Company and the Subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with prior practice, (ii) the Company and the Subsidiaries shall use all commercially reasonable efforts to preserve substantially intact their business organizations, to keep available the services of their current officers and employees and to preserve the current relationships of the Company and the Subsidiaries with customers, suppliers and other Persons with which the Company or the Subsidiaries has significant business relations, and (iii) the Company will comply in all material respects with all applicable Laws and regulations wherever its business is conducted, including the timely filing of all reports, forms or other documents with the SEC required pursuant to the Securities Act or the Exchange Act.

               (b) Except as set forth in the Company Disclosure Letter, the Company covenants and agrees that between the date of this Agreement and the Effective Time, the Company shall not, nor shall the Company permit any of the Subsidiaries to, (i) declare or pay any dividends on or make other distributions (whether in cash, stock or property) in respect of any of its capital stock, except for dividends by a wholly owned Subsidiary of the Company to the Company or another wholly owned Subsidiary of the Company; (ii) execute or cause to be executed any transactions that may result in a deemed dividend under the Code;
(iii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; (iv) repurchase or otherwise acquire any shares of its capital stock; (v) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any securities convertible into any such shares of its capital stock, or any rights, warrants or options to acquire any such shares or convertible securities or any stock appreciation rights, phantom stock plans or stock equivalents, other than the issuance of shares of Company Common Stock pursuant to (A) the exercise of Company Stock Options outstanding as of the date of this Agreement, (B) employee deferrals, after tax contributions and matching contributions under the Fritz Companies, Inc. Salary Investment and Retirement Plan or the Fritz Companies, Inc. Employee Stock Purchase Plan as in effect on the date hereof, (C) new Company Stock Options granted at fair market value and consistent with past practices under the Fritz Companies, Inc. 1992 Omnibus Equity Incentive Plan in the ordinary course, which shall not exceed in the aggregate options to purchase 1,000,000 shares of Company Common Stock, (D) new Company Stock Options granted at fair market value and in the ordinary course consistent with past practices to new employees, which shall not exceed in the aggregate per month options to purchase 25,000 shares of Company Common Stock or 10,000 shares to any individual, or (E) the Rights Plan; (vi) take any action that would make the Company's representations and warranties set forth in Article III not true and correct in all material respects; (vii) take any action that would, or could reasonably be expected to, result in any of the conditions set forth in Article VII not being satisfied; (viii) amend its certificate of incorporation (including any certificate of designations attached thereto) or bylaws or other equivalent organizational documents; (ix) incur any indebtedness for borrowed money or guaranty any such indebtedness of another Person, other than (A) borrowings under existing lines of credit (or under any refinancing of such existing lines) or (B) indebtedness owing to, or guaranties of indebtedness owing to, the Company; (x) make any loans or advances to any other Person other than loans or advances between the Company and any Subsidiary and other than loans or advances less than $100,000 made in the ordinary course of business consistent with past practice; (xi) merge or consolidate with any other entity in any transaction, or sell any business or assets in a single transaction or series of transactions in which the aggregate consideration is $1,000,000 or greater; (xii) change its accounting policies except as required by GAAP; (xiii) make any change in employment terms for any of its directors or officers; (xiv) alter, amend or create any obligations with respect to compensation, severance, benefits, change of control payments or any other payments to employees, directors or Affiliates of the Company or the Subsidiaries, other than with respect to alterations or amendments made with respect to non-officers and non-directors in the ordinary course of business consistent with past practice or as expressly contemplated by this Agreement or consented to in writing by the Parent; (xv) make any change to the Company Benefit Plans, except those changes required by applicable Laws; (xvi) sell, license, mortgage or otherwise encumber or subject to any lien or otherwise dispose of any material properties or assets, other than in the ordinary course of business consistent with past practice; or (xvii) commit or agree to take any of the actions described in this
Section 6.1(b).

        Section 6.2. Access to Information; Confidentiality.

        (a) From the date hereof to the Effective Time, the Company shall, and shall cause the Representatives of the Company to, afford the Representatives of the Parent and the Buyer, upon reasonable notice, reasonable access at all reasonable times to the officers, employees, agents, properties, offices and other facilities, books and records, including Tax Returns of the Company and the Subsidiaries, and shall furnish the Parent and the Buyer with all financial, operating and other data and information as the Parent or the Buyer, through its

Representatives, may reasonably request. The Parent will remain subject to the terms of the Confidentiality Agreement.

               (b) No investigation pursuant to this Section 6.2 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

               (c) The Company shall cooperate in Parent's determination and calculation of Subsidiaries' tax basis.

        Section 6.3. Notification of Certain Matters. The Company shall give prompt notice to the Parent, and the Parent shall give prompt notice to the Company, of (i) the occurrence, or nonoccurrence, of any event which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate and (ii) any failure by such party (or the Buyer, in the case of the Parent) to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.3 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice. If any event or matter arises after the date of this Agreement which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in the Company Disclosure Letter or which is necessary to correct any information in the Company Disclosure Letter which has been rendered inaccurate thereby, then the Company shall promptly supplement, or amend, and deliver to the Parent the Company Disclosure Letter which it has delivered pursuant to this Agreement.

        Section 6.4. Company Stockholders' Meeting. The Company shall, as promptly as practicable following the execution of this Agreement, duly call, give notice of, convene and hold the Stockholders' Meeting for the purpose of obtaining the Required Vote with respect to the Merger and this Agreement, shall use its reasonable best efforts to solicit the approval of this Agreement by the Required Vote (regardless of whether the Board of Directors of the Company modifies its recommendation of the Merger and this Agreement) and, subject to
Section 6.5, the Board of Directors of the Company shall recommend the approval of this Agreement by the Company Stockholders. Without limiting the generality of the foregoing but subject to its rights pursuant to Sections 6.5 and 8.1(e), the Company agrees that its obligations pursuant to the first sentence of this
Section 6.4 shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Acquisition Proposal.

        Section 6.5. Board Recommendations.

               (a) Neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw, or propose publicly to withdraw, in a manner adverse to the Parent, the approval or recommendation of such Board of Directors or such committee of the Merger or this Agreement, (ii) subject to
Section 6.5(b), modify, or propose publicly to modify in a manner adverse to the Parent, the approval or recommendation of such Board of Directors or such committee of the Merger or this Agreement, (iii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal or (iv) approve or recommend or propose to approve or recommend, or execute or enter into any Acquisition Agreement related to any

Acquisition Proposal. Notwithstanding the foregoing, if, prior to the date that is the earlier of the 60th day following the date of execution of this Agreement and the date of the Stockholders' Meeting, in response to a Superior Proposal that did not result from a breach of Section 6.9, the Board of Directors of the Company, in exercise of its fiduciary duties, reasonably determines in good faith, based upon the written advice of independent outside legal counsel, that the Board of Directors of the Company is required to do so to comply with its fiduciary duties to the Company Stockholders under applicable Law, the Board of Directors of the Company may, after providing the Parent with at least 72 hours advance written notice of its decision to take such action, modify or propose publicly to modify, in a manner adverse to the Parent, the approval or recommendation of the Merger or this Agreement by the Board of Directors of the Company.

               (b) Nothing contained in this Section 6.5 or any other provision hereof shall prohibit the Company or the Board of Directors of the Company from
(A) taking and disclosing to the Company Stockholders pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act a position with respect to a tender or exchange offer by a third party, which is consistent with its obligations hereunder or (B) making such disclosure to the Company Stockholders as, in the reasonable good faith judgment of the Board of Directors of the Company, after receiving advice from independent outside legal counsel, is consistent with its obligations hereunder and is required by applicable law; provided, that the Company may not, except as provided by this Section 6.5, modify, or propose publicly to modify, in a manner adverse to the Parent, the approval or recommendation of such Board of Directors of the Merger or this Agreement or approve or recommend an Acquisition Proposal, or propose publicly to approve or recommend an Acquisition Proposal.

        Section 6.6. Stockholder Litigation. The Company shall give the Parent the opportunity to participate in the defense or settlement of any stockholder Litigation against the Company and its directors relating to the transactions contemplated by this Agreement or the Merger; provided, however, that no such settlement shall be agreed to without the Parent's consent, which consent will not be unreasonably withheld; and, provided, further, that to the extent Parent seeks Company's cooperation in the defense or settlement of such Litigation, Parent shall enter into an appropriate joint defense agreement with the Company.

        Section 6.7. Indemnification.

               (a) It is understood and agreed that all rights to indemnification by the Company now existing in favor of the Indemnified Parties shall survive the Merger and the Parent shall (i) cause the Surviving Corporation to continue in full force and effect for a period of at least six years from the Effective Time and (ii) perform, or cause the Surviving Corporation to perform, in a timely manner, the Surviving Corporation's obligation with respect thereto. The Parent and the Buyer agree that any claims for indemnification hereunder as to which they have received written notice prior to the sixth anniversary of the Effective Time shall survive, whether or not such claims shall have been finally adjudicated or settled.

               (b) The Parent shall cause the Surviving Corporation to, and the Surviving Corporation shall, maintain in effect for six years from the Effective Time, if available, the D&O Insurance (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions which are not materially less favorable) with respect to matters occurring prior to the Effective Time; provided, however, that in no event shall the Surviving Corporation be required to expend pursuant to this Section 6.7(b) more than an amount per year equal to two hundred percent (200%) of current annual premiums paid by the Company for such insurance. In the event that, but for the proviso to the immediately preceding sentence, the Surviving Corporation would be required to expend more than two hundred percent (200%) of current annual premiums, the Surviving Corporation shall obtain the maximum amount of such insurance obtainable by payment of annual premiums equal to two hundred percent (200%) of current annual premiums. If the Surviving Corporation elects to reduce the amount of insurance coverage pursuant to the preceding sentence, it will furnish to the officers and directors currently covered by such D&O Insurance reasonable notice of such reduction in coverage and shall, to the extent additional coverage is available, afford such Persons the opportunity to pay such additional premiums as may be necessary to maintain the existing level of D&O Insurance coverage. Parent shall cause the Surviving Corporation to honor and perform the obligations of the Company with respect to rights of indemnification existing in favor of the Indemnified Parties pursuant to indemnification agreements and employment agreements with the Company's directors and officers existing on or before the Effective Time and which are set forth on the Company Disclosure Schedule.

               (c) If the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation shall assume the obligations set forth in this Section 6.7.

               (d) From and after the Effective Time, Parent shall unconditionally guarantee the timely performance of all obligations of the Surviving Corporation under this Section 6.7.

               (e) The provisions of this Section 6.7 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her representatives.

        Section 6.8. Public Announcements. The Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the Merger and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by Law or any listing agreement with a national securities exchange or trading system to which the Parent or the Company is a party.

        Section 6.9. Acquisition Proposals. The Company shall not, nor shall it authorize or permit any of the Subsidiaries or Representatives of the Company to, directly or indirectly through another Person, (a) solicit, initiate or encourage (including by way of furnishing information) or otherwise take any action to facilitate, the making of any proposal that constitutes an Acquisition Proposal or (b) participate in any discussions or negotiations regarding, any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal; provided, however, that if, at any time prior to the date that is the earlier of the 60th day following the date of execution of this Agreement and the date of the Stockholders' Meeting, the Board of Directors of the Company, in exercise of its fiduciary duties, reasonably determines in good faith, based upon the written advice of independent outside legal counsel, that the Board of Directors of the Company is required to do so to comply with its fiduciary duties to the Company Stockholders under applicable Law, the Board of Directors of the Company and its Representatives may, in response to a Superior Proposal that did not result in a breach of this Section 6.9, and subject to providing contemporaneous notice of its decision to take such action to the Parent, (i) furnish information with respect to the Company and the Subsidiaries to any Person making a Superior Proposal pursuant to a customary confidentiality agreement and (ii) participate in discussions or negotiations regarding such Superior Proposal. The Company shall provide immediate oral and written notice to the Parent of (a) the receipt of any such Acquisition Proposal or any inquiry which could reasonably be expected to lead to any Acquisition Proposal, (b) the material terms and conditions of such Acquisition Proposal or inquiry, and (c) the identity of such Person or entity making any such Acquisition Proposal or inquiry. The Company shall continue to keep the Parent informed of the status and details of any such Acquisition Proposal or inquiry, as well as any related discussions or negotiations permitted under this Section 6.9.

        Section 6.10. Proxy Statement/Prospectus. As promptly as practicable following the date hereof, the Parent and the Company shall jointly prepare and file with the SEC preliminary proxy materials and any amendments or supplements thereof which shall constitute the proxy statement/prospectus (such proxy statement/prospectus, and any amendments or supplements thereto, the "Proxy Statement/Prospectus") and the Parent shall prepare and file with the SEC the Form S-4 and take any action required to be taken under applicable state securities laws with respect to the issuance of Parent Class B Common Stock in the Merger in which the Proxy Statement/Prospectus will be included as a prospectus. The Form S-4 and the Proxy Statement/Prospectus shall comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act. Each of the Parent and the Company shall use all reasonable efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after filing it with the SEC and to keep the Form S-4 effective as long as is necessary to consummate the Merger. The Parties shall promptly provide copies, consult with each other and prepare written responses with respect to any written comments received from the SEC with respect to the Form S-4 and the Proxy Statement/Prospectus and promptly advise the other party of any oral comments received from the SEC. The Parent agrees that none of the information supplied or to be supplied by the Parent for inclusion or incorporation by reference in the Proxy Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof and at the time of the Stockholders' Meeting, will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company agrees that none of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Proxy Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof and at the time of the Stockholders' Meeting, will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. For purposes of the foregoing, it is understood and agreed that information concerning or related to the Parent will be deemed to have been supplied by the Parent and information concerning or related to the Company and the Stockholders' Meeting shall be deemed to have been supplied by the Company.

        Section 6.11. Further Assurances.

               (a) Subject to the terms and conditions of this Agreement, each party hereto will use its commercially reasonable efforts to (i) take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate the Merger and the other transactions contemplated by this Agreement as soon as practicable after the date hereof and (ii) obtain and maintain all approvals, consents, waivers, registrations, permits, authorizations, clearances and other confirmations required to be obtained from any third party and/or any Governmental Entity that are necessary, proper or advisable to consummate the Merger and the transactions contemplated hereby (each a "Necessary Approval"). In furtherance and not in limitation of the foregoing, each party hereto agrees to make as promptly as practicable, to the extent it has not already done so, (i) an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby (which filing shall be made in any event within five Business Days of the date hereof), and (ii) all necessary filings with other Governmental Entities relating to the Merger, and, in each case, to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the such laws and to use its commercially reasonable efforts to cause the expiration or termination of the applicable waiting periods under the HSR Act and the receipt of Necessary Approvals under such other laws as soon as practicable. Notwithstanding the foregoing, nothing in this Section 6.11 shall require, or be deemed to require, the Parent to agree to or effect any divestiture (including divestitures of assets of the Parent or the Company) or take any other action which would reasonably be expected to impair the Parent's ability to achieve in any material respect the overall benefits expected, as of the date hereof, to be realized from the consummation of the Merger.

               (b) Each of the Parent and the Company shall, in connection with the efforts referenced in Section 6.11(a) to obtain all Necessary Approvals, use its commercially reasonable efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (ii) promptly inform the other party of any communication received by such party from, or given by such party to, the FTC or any other Governmental Entity and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby, and (iii) permit the other party to review any communications given by it to the FTC or any such other Governmental Entity or, in connection with any proceeding by a private party, with any other Person.

               (c) In furtherance and not in limitation of the covenants of the parties contained in Sections 6.11(a) and 6.11(b), if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Regulatory Law (as hereinafter defined), or if any statute, rule, regulation, executive order, decree, injunction or administrative order is enacted, entered, promulgated or enforced by a Governmental Entity which would make the Merger or the transactions contemplated hereby illegal or would otherwise prohibit or materially impair or delay the consummation of the Merger or the transactions contemplated hereby, each of the Parent and the Company shall cooperate in all respects with each other and use its respective commercially reasonable efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other action or order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Merger or the transactions contemplated by this Agreement and to have such statute, rule, regulation, executive order, decree, injunction or administrative order repealed, rescinded or made inapplicable. Notwithstanding any provision of this Agreement to the contrary, neither the Parent nor the Surviving Corporation shall be required under the terms of this Agreement to dispose of or hold separate all or any portion of the businesses or assets of the Parent or any of its subsidiaries or of the Company or any Subsidiary in order to remedy or otherwise address the concerns (whether or not formally expressed) of any Governmental Entity under the HSR Act or any other antitrust statute or regulation.

               (d) In connection with, and without limiting the foregoing, the Company shall (i) take all actions necessary to ensure that no antitakeover statute or similar statute or regulation is or becomes operative with respect to this Agreement, the Merger, the Option Agreements or any other transactions contemplated by this Agreement and (ii) if any antitakeover statute or similar statute or regulation of any jurisdiction is or becomes operative with respect to this Agreement, the Merger, the Option Agreements or any other transaction contemplated by this Agreement, take all actions necessary to ensure that this Agreement, the Merger and any other transactions contemplated by this Agreement and the Option Agreements may be consummated as promptly as practicable on the terms contemplated by this Agreement and the Option Agreements and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated by this Agreement.

               (e) Each party hereto agrees to consider efficient integration of business operations. Each party hereto further agrees to cooperate with each other in connection with efficiently integrating the business operations.

        Section 6.12. NYSE Listing. The Parent will use commercially reasonable efforts to cause to be approved for listing on the NYSE, subject to official notice of issuance, a sufficient number of shares of Parent Class B Common Stock to be issued in the Merger.

        Section 6.13. Tax Treatment.

               (a) Each of the Parent and the Company and their respective subsidiaries shall use reasonable efforts to cause the Merger to qualify as a "reorganization" under the provisions of Section 368(a) of the Code and to obtain the opinion of counsel referred to in Section 7.1(f), including the execution of the letters of representation containing representations that are customarily given in similar merger transactions, updated as necessary. The Company and the Parent (and their subsidiaries) shall treat the Parent Class B Common Stock received in the Merger by Company Stockholders as property permitted to be received by Section 354 of the Code without the recognition of gain. Each of the Company and the Parent covenants and agrees to, and agrees to cause its affiliates to, vigorously and in good faith defend all challenges to the treatment of the reorganization as described in this Section 6.13. Each of the Company and the Parent agrees that if it becomes aware of any such fact or circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization described in Section 368(a) of the Code, it will promptly notify the other party in writing.

               (b) The Parent, in its sole discretion, may make an election under Section 338 of the Code, in which case the Company will cooperate in facilitating such election, and shall grant all consents, waivers and authorizations necessary to effect such election by the Parent.

               (c) The Company and the Subsidiaries will not waive any statute of limitations in respect of Taxes or agree to any extension of time beyond 90 days with respect to a Tax assessment or deficiency without the consent of the Parent.

        Section 6.14. Undertakings of Parent. The Parent shall perform, or cause to be performed, when due all obligations of the Buyer and, following the Closing, the Surviving Corporation, under this Agreement.

        Section 6.15. Director Resignations. The Company shall cause to be delivered to the Parent resignations of all the directors of the Company and the Subsidiaries to be effective upon the consummation of the Merger. The Company shall cause such directors, prior to resignation, to appoint new directors nominated by the Parent to fill such vacancies.

        Section 6.16. Company Affiliates. The Company shall deliver to the Parent a letter identifying all Persons who are, at the time the Merger is submitted to a vote of the stockholders of the Company, Affiliates of the Company for purposes of Rule 145 under the Securities Act. The Company shall use its commercially reasonable efforts to cause each Person who is identified as a possible Affiliate in such letter to deliver to the Parent on or prior to the Effective Time an Affiliate Letter. The Parent shall be entitled to place legends on any certificates of Parent Class B Common Stock issued to such possible Affiliates to restrict transfer of such shares.

        Section 6.17. Purchase of Company Stock. The Company shall in no way prohibit the Parent or any of its affiliates from purchasing shares of Company Stock or entering into option, lock-up, voting or proxy agreements or any other similar agreements with respect to Company Stock at any time prior to the consummation of the Merger.

        Section 6.18. Rights Plan. The Board of Directors of the Company shall as promptly as practicable, and in any event prior to 5:00 p.m., California time, on the third Business Day following the date hereof, adopt the Rights Plan providing that a Person will become an "Acquiring Person" (as such term is defined in the Rights Plan) if they become the "Beneficial Owner" (as such term is defined in the Rights Plan) of at least 15% of Company

Common Stock and shall approve the appropriate resolutions so that (i) neither the Parent nor the Buyer will become an Acquiring Person as a result of the consummation of the transactions contemplated herein or in the Option Agreements or the Merger, (ii) no "Stock Acquisition Date" or "Distribution Date" (as such terms are defined in the Rights Plan) will occur as a result of this Agreement, the Option Agreements or the Merger or the consummation of the transactions contemplated herein or in the Option Agreements and (iii) all outstanding rights to purchase issued and outstanding Company Common Stock under the Rights Plan will expire at the Effective Time.

        Section 6.19. Employee Matters.

               (a) The Company shall (i) take all commercially reasonably actions necessary to correct any compliance deficiencies identified to the Company by the Parent with respect to any Company Employee Benefit Plan in a manner reasonably satisfactory to the Parent and provide evidence reasonably satisfactory to the Parent of such corrections; (ii) take all appropriate corporate action to cease, effective upon Closing, all benefit accruals under and terminate the Fritz Companies, Inc. Salary Investment and Retirement Plan;
(iii) take all appropriate corporate action to terminate, effective prior to the Closing, the Fritz Companies, Inc. Employee Stock Purchase Plan ("Company Employee Stock Purchase Plan") and all outstanding options under such plan; and
(iv) take all appropriate action to prevent any adjustment of stock options under any Company Stock Plan or under the Company Employee Stock Purchase Plan in anticipation of the transactions contemplated by this Agreement (other than as expressly described in this Agreement).

               (b) The Company will provide to the Parent as promptly as practicable after the date hereof (and in any event, for individuals employed in the United States within 30 days hereof and for all other individuals within 45 days hereof) a true and complete list of all of the (a) officers, (b) employees (whether full-time, part-time or otherwise) and (c) consultants or independent contractors of each of the Company and the Subsidiaries, in each case, specifying, by individual, their position, annual salary, hourly wages, consulting or other independent contractor fees, date of birth, date of hire, social security number, home address, work location, length of service, hours of service, tax withholding history for the current calendar year, other amounts paid, benefits provided and any other information reasonably requested by the Parent, together with an appropriate notation next to the name of any officer or other employee on such list who is subject to any written employment agreement or any other written term sheet or other document describing the terms and/or conditions of employment of such employee or of the rendering of services by such consultant or independent contractor and any other information reasonably requested by the Parent.

               (c) The Parent and the Company shall take such action as is necessary, including action under the relevant Company Stock Plan, to effect the provisions of Section 2.5 hereof.

               (d) The Parent shall (i) provide those employees of the Company who become employees of the Parent (or a business unit of the Parent) 401(k), medical, group life insurance and accidental death and dismemberment benefits on such terms and conditions as are substantially similar and not substantially less favorable in the aggregate to similarly situated employees of the business unit of the Parent which employs such employees and (ii) recognize prior service with the Company for such employees for the purpose of eligibility to participate in the vacation and other paid time off, flexible benefits (including medical, dental, life insurance and disability) and 401(k) benefit plans provided to similarly situated employees of such business unit.

               (e) The Company will provide to the Parent as promptly as practicable after the date hereof (and in any event within 30 days hereof) a true and complete list of each employee who as of the date hereof is eligible to request FMLA leave and the amount of FMLA leave utilized by each such employee during the current leave year; each employee who prior to the date hereof has requested FMLA leave to commence on or after the date hereof , his or her job title and description, salary and benefits; a description of the leave requested; and a copy of all notices provided to such employee regarding that leave.

               (f) The Company will provide to the Parent as promptly as practicable after the date hereof (and in any event within 14 days hereof) a true and complete list of any information that would have been disclosed in the Company Disclosure Letter if the representations in Section 4.17 (h), (i), (k),
(l) and (o) had been drafted so as to request information with respect to any matter that "has been filed or is pending or threatened" within the United States during 1999 and 2000.

               (g) The Company will provide to the Parent as promptly as practicable after the date hereof (and in any event within 45 days thereof) (i) a complete listing on a country by country basis of each Company Benefit Plan that provides benefits to employees, former employees, directors, officers, consultants, independent contractors, contingent workers or leased employees of the Company or any Subsidiary (or the dependents of any of them) whose principal workplace is outside the United States ("Foreign Employees"), (ii) with respect to each plan described in (i), the information described in Section 4.16(b) of this Agreement and (iii) with respect to each workplace or operation of the Company or a Subsidiary that is located outside the United States (a "Foreign Workplace"), updated disclosures under Section 4.17 regarding such Foreign Workplace, any Foreign Employee or the dependents of such Foreign Employee. The Company shall take all appropriate corporate actions necessary to provide the information requested in (i)--(iii) above, shall correct any compliance or funding deficiencies identified to the Company by Parent with respect to any Company Benefit Plan that provides benefits to Foreign Employees or their dependents and shall provide evidence of such corrections reasonably satisfactory to Parent before the Closing.

        Section 6.20. Customer Visits. Between the date hereof and the Closing, and subject to such reasonable limitations as the Company shall deem reasonable and necessary, the Company shall permit, and shall cause each Subsidiary to permit, the Parent to discuss and meet, and shall cooperate in such discussions and meetings, with any customer of the Company and the Subsidiaries that the Parent so requests. A senior executive of the Company, reasonably satisfactory to the Parent, shall accompany the Parent's representative to such meetings and shall participate with the Parent's representative in any such discussions. Furthermore, the Company shall cooperate with the Parent in the preparation of a presentation to such customers with respect to the Merger.

        Section 6.21. Insurance. The Company shall use its commercially reasonable efforts to purchase and maintain the insurance specified in Schedule
6.21 of the Company Disclosure Schedule from a nationally recognized carrier to insure against the potential liability set forth on Schedule 6.21 of the Company Disclosure Schedule.

                                   ARTICLE VII
                                   CONDITIONS

        Section 7.1. Conditions to the Obligation of Each Party. The respective obligations of the Parent, the Buyer and the Company to effect the Merger are subject to the satisfaction of the following conditions, unless waived in writing by all parties:

               (a) This Agreement and the Merger shall have been approved and adopted by the Required Vote.

               (b) All consents, authorizations, orders and approvals of (or filings or registrations with) any Governmental Entity required in connection with the execution, delivery and performance of this Agreement, the failure to obtain which would prevent the consummation of the Merger or have, individually or in the aggregate, a Company Material Adverse Effect or Parent Material Adverse Effect, shall have been obtained without the imposition of any condition
(i) having, individually or in the aggregate, a Company Material Adverse Effect or Parent Material Adverse Effect or (ii) requiring the Parent or the Surviving Corporation to effect, or agree to effect, any divestiture (including divestitures of assets of the Parent or the Company) or to take any other action which would reasonably be expected to impair the Parent's ability to achieve in any material respect the overall benefits expected, as of the date hereof, to be realized from the consummation of the Merger.

               (c) All authorizations, consents, waivers and approvals from parties to contracts or other agreements to which any of the Company or the Parent (or their respective subsidiaries) is a party, or by which either is bound, as may be required to be obtained by them in connection with the performance of this Agreement, the failure to obtain which would prevent the consummation of the Merger or have, individually or in the aggregate, a Company Material Adverse Effect or Parent Material Adverse Effect, shall have been obtained without the imposition of any condition (i) having, individually or in the aggregate, a Company Material Adverse Effect or Parent Material Adverse Effect or (ii) requiring the Parent or the Surviving Corporation to effect, or agree to effect, any divestiture (including divestitures of assets of the Parent or the Company) or to take any other action which would reasonably be expected to impair the Parent's ability to achieve in any material respect the overall benefits expected, as of the date hereof, to be realized from the consummation of the Merger.

               (d) Early termination shall have been granted or applicable waiting periods shall have expired under the HSR Act and any other Regulatory Law that imposes such waiting period.

               (e) No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making illegal, materially restricting or in any way preventing or prohibiting the Merger.

               (f) The Parent and the Company each shall have obtained the Tax Opinion.

               (g) The shares of Parent Class B Common Stock to be issued pursuant to this Agreement shall have been authorized for listing on the NYSE, subject to official notice of issuance.

               (h) The Form S-4 shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or threatened by the SEC.

        Section 7.2. Conditions to Obligations of Parent and Buyer to Effect the Merger. The obligations of the Parent and the Buyer to effect the Merger are further subject to satisfaction or waiver at or prior to the Effective Time of the following conditions:

               (a) (i) The representations and warranties of the Company in this Agreement that are qualified by Company Material Adverse Effect shall be true and correct as so qualified in all respects as of the date of this Agreement and as of the Effective Time, and (ii) the representations and warranties of the Company in this Agreement that are not qualified by Company Material Adverse Effect shall be true and correct in all respects as of the date of this Agreement and as of the Effective Time, except in the case of this clause (ii), where the failure of such representations and warranties to be so true and correct would not have, individually or in the aggregate, a Company Material Adverse Effect.

               (b) The Company shall have performed in all material respects all covenants and agreements required to be performed by it under this Agreement at or prior to the Closing.

               (c) The Company shall furnish the Parent with a certificate of its appropriate officers as to compliance with the conditions set forth in Sections 7.2(a) and (b).

               (d) The Parent shall have received an Affiliate Letter from each Affiliate in accordance with Section 6.16.

               (e) No suit, investigation, action or other proceeding shall be overtly threatened or pending against the Parent, the Company or any Subsidiary before any Governmental Entity which (i) would result in the restraint or prohibition of any such party, or the obtaining of damages or other relief from any such party, in connection with this Agreement or the consummation of the transactions contemplated hereby or thereby which would in any such case, individually or in the aggregate, have a Parent Material Adverse Effect or a Company Material Adverse Effect, or (ii) any orders restricting the Company or any Subsidiary or the

Parent from conducting its business as now being conducted which, individually or in the aggregate, would have a Company Material Adverse Effect or a Parent Material Adverse Effect.

               (f) There shall not have occurred any change, condition, event or development that has resulted in a Company Material Adverse Effect.

        Section 7.3. Conditions to Obligations of Company to Effect the Merger. The obligations of the Company to effect the Merger are further subject to satisfaction or waiver at or prior to the Effective Time of the following conditions:

               (a) (i) The representations and warranties of the Parent and the Buyer in this Agreement that are qualified by Parent Material Adverse Effect shall be true and correct as so qualified in all respects as of the date of this Agreement and as of the Effective Time, and (ii) the representations and warranties of the Parent and the Buyer in this Agreement that are not qualified by Parent Material Adverse Effect shall be true and correct in all respects as of the date of this Agreement and as of the Effective Time, except in the case of this clause (ii), where the failure of such representations and warranties to be so true and correct would not have, individually or in the aggregate, a Parent Material Adverse Effect.

               (b) The Parent and the Buyer each shall have performed in all material respects all covenants and agreements required to be performed by them under this Agreement at or prior to the Closing.

               (c) The Parent shall furnish the Company with a certificate of its appropriate officers as to compliance with the conditions set forth in Sections 7.3(a) and (b).

               (d) There shall not have occurred any change, condition, event or development that has resulted in, or would reasonably be expected to result in, a Parent Material Adverse Effect.

                                  ARTICLE VIII
                        TERMINATION, AMENDMENT AND WAIVER

        Section 8.1. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval of matters presented in connection with the Merger by the Company Stockholders:

               (a) By mutual written consent duly authorized by the Boards of Directors of the Parent and the Company;

               (b) By any of the Parent, the Buyer or the Company if any court of competent jurisdiction or other Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; provided however, that the party terminating this Agreement pursuant to this Section 8.1(b) shall have used all commercially reasonable efforts to have such order, decree, ruling or action vacated;

               (c) By any of the Parent, the Buyer or the Company if the Merger shall not have been consummated on or before November 30, 2001; provided, however, that the right to terminate this Agreement under this Section 8.1(c) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the primary cause of, or resulted in, the failure to consummate the Merger on or before such date;

               (d) By the Parent if the Board of Directors of the Company takes any of the actions set forth in the second sentence of Section 6.5(a);

               (e) By any of the Company, the Parent or the Buyer, if the approval of the Company Stockholders required for consummation of the Merger shall not have been obtained by reason of the failure to obtain the Required Vote at the Stockholders' Meeting or at any adjournment or postponement thereof;

               (f) By the Parent or the Buyer, if (i) any of the conditions set forth in Section 7.2 shall have become incapable of fulfillment and shall not have been waived by the Parent and the Buyer, (ii) the Company shall breach in any material respect any of its covenants or other obligations hereunder or
(iii) the Company shall breach (A) the representations or warranties hereunder that are qualified by Company Material Adverse Effect or (B) the representations and warranties hereunder that are not qualified by Company Material Adverse Effect where, for purposes of this clause (B), such breach, individually or in the aggregate, has a Company Material Adverse Effect. The foregoing notwithstanding, if in the case of clauses (ii) or (iii), the breach giving rise to the right of termination is capable of being cured, neither Parent nor Buyer shall exercise its right of termination with respect to such breach unless within ten days after written notice of such breach to the Company from the Parent, such breach shall not have been cured in all material respects or waived by the Parent or the Buyer and the Company shall not have provided reasonable assurance to the Parent and the Buyer that such breach will be cured in all material respects on or before the Effective Time; or

               (g) By the Company, if (i) any of the conditions set forth in
Section 7.3 shall have become incapable of fulfillment and shall not have been waived by the Company, (ii) the Parent or the Buyer shall breach in any material respect any of its covenants or other obligations hereunder or (iii) the Parent or the Buyer shall breach (A) the representations or warranties hereunder that are qualified by Parent Material Adverse Effect or (B) the representations and warranties hereunder that are not qualified by Parent Material Adverse Effect where, for purposes of this clause (B), such breach, individually or in the aggregate, has a Parent Material Adverse Effect. The foregoing notwithstanding, if in the case of clauses (ii) or (iii), the breach giving rise to the right of termination is capable of being cured, the Company shall not exercise its right of termination with respect to such breach unless within ten days after written notice of such breach to the Parent from the Company, such breach shall not have been cured in all material respects or waived by the Company and the Parent or the Buyer, as the case may be, shall not have provided reasonable assurance to the Company that such breach will be cured in all material respects on or before the Effective Time.

        Notwithstanding anything else contained in this Agreement, the right to terminate this Agreement under this Section 8.1 shall not be available to any party that (i) is in material breach of its obligations hereunder or (ii) whose failure to fulfill its obligations or to comply with its covenants under this Agreement has been the cause of, or resulted in, the failure to satisfy any condition to the obligations of either party hereunder.

        Section 8.2. Effect of Termination.

               (a) In the event of the termination of this Agreement pursuant to
Section 8.1 hereof, this Agreement shall forthwith be terminated and have no further effect except as specifically provided herein and in Section 9.10 and, except as provided in this Section 8.2 and in Section 9.11, there shall be no liability on the part of any party hereto, provided that nothing herein shall relieve any party from liability for any willful breach hereof.

               (b) If the Parent exercises its right to terminate this Agreement under Section 8.1(d), the Company shall pay to the Parent the Termination Fee, payable in same-day funds, as liquidated damages and not as a penalty to reimburse the Parent for its time, expense and lost opportunity costs of pursuing the Merger, upon entering into any agreement relating to such Acquisition Proposal.

               (c) If within nine months after termination of this Agreement, the Company shall enter into any agreement relating to, or consummate, an Acquisition Proposal with a Person other than the Parent or the Buyer, then immediately upon entering into such agreement, the Company shall pay to the Parent upon demand the Termination Fee, payable in same-day funds, as liquidated damages and not as a penalty, to reimburse the Parent for its time, expense and lost opportunity costs of pursuing the Merger; provided that no such amount shall be payable if the Termination Fee shall have become payable or have been paid in accordance with Section 8.2(b) of this Agreement or if this Agreement shall have been terminated by the Company in accordance with clause (ii) of
Section 8.1(g).

               (d) Notwithstanding anything to the contrary set forth in this Agreement, if the Company fails promptly to pay to the Parent any amounts due under this Section 8.2, the Company shall pay the costs and expenses (including reasonable legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee or obligation at the publicly announced prime rate of Citibank, N.A. in effect from time to time from the date such fee or obligation was required to be paid.

        Section 8.3. Amendments. This Agreement may not be amended except by action taken or authorized by the board of directors of each of the parties hereto set forth in an instrument in writing signed on behalf of each of the parties hereto; provided, however, that after approval of the Merger by the Company Stockholders, no amendment may be made without the further approval of the Company Stockholders if such further approval is required by Law or the rules of any relevant stock exchange or other trading system.

        Section 8.4. Waiver. At any time prior to the Effective Time, whether before or after the Stockholders' Meeting, any party hereto, by action taken by its board of directors, may (i) extend the time for the performance of any of the covenants, obligations or other acts of any other party hereto or (ii) waive any inaccuracy of any representations or warranties or compliance with any of the agreements, covenants or conditions of any other party or with any conditions to its own obligations. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party by its duly authorized officer. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights. The waiver of any such right with respect to particular facts and other circumstances shall not be deemed a waiver with respect to any other facts and circumstances and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.

                                   ARTICLE IX
                               GENERAL PROVISIONS

        Section 9.1. No Third Party Beneficiaries. Other than the provisions of Sections 6.7 hereof, nothing in this Agreement shall confer any rights or remedies upon any Person other than the parties hereto.

        Section 9.2. Entire Agreement. This Agreement and the Confidentiality Agreement constitute the entire Agreement among the parties with respect to the subject matter hereof and supersedes any prior understandings, agreements or representations by or among the parties, written or oral, with respect to the subject matter hereof.

        Section 9.3. Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors. No party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other parties; provided, however, that the Buyer may freely assign its rights to another wholly owned subsidiary of the Parent without such prior written approval but no such assignment shall relieve the Buyer of any of its obligations hereunder.

        Section 9.4. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

        Section 9.5. Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

        Section 9.6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law thereof.

        Section 9.7. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

        Section 9.8. Specific Performance. Each of the parties acknowledges and agrees that the other party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that the other party shall be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

        Section 9.9. Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

        Section 9.10. Non-Survival of Representations and Warranties and Agreements. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 8.1, as the case may be, except that (i) the agreements set forth in Articles II and IX and Sections 6.11, 6.6 and 6.7 shall survive the Effective Time and (ii) the agreements set forth in Sections 6.6 and 8.2 and in
Article IX shall survive the termination of this Agreement.

        Section 9.11. Fees and Expenses. Subject to Sections 8.2(b), (c) and
(d), each party hereto shall pay its own costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, except that costs and expenses incurred in connection with the filing, printing and mailing of the Form S-4 and the Proxy Statement/Prospectus (including SEC filing fees) and the filing fees for the premerger notification and report forms under the HSR Act shall be shared equally by the Parent and the Company.

        Section 9.12. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in Person, by UPS Next Day Air or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses, or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.12:

        If to the Parent or     United Parcel Service, Inc.
        the Buyer               55 Glenlake Parkway, N.E.
                                Atlanta, Georgia 30328
                                Attention: Thomas W. Delbrook

        with a copy to:         United Parcel Service, Inc.
                                55 Glenlake Parkway, N.E.
                                Atlanta, Georgia 30328
                                Attention: Cathy A. Harper

        with a copy to:         King & Spalding
                                191 Peachtree Street
                                Atlanta, Georgia 30303
                                Attention:  Bruce N. Hawthorne, Esq.

        If to the Company:      Fritz Companies, Inc.
                                706 Mission Street
                                San Francisco, California 94103
                                Attention: Lynn C. Fritz

        with a copy to:         Orrick, Herrington & Sutcliffe LLP
                                400 Sansome Street
                                San Francisco, California 94111
                                Attention:  John F. Seegal, Esq.

        IN WITNESS WHEREOF, the Company, the Parent and the Buyer have caused this Agreement to be executed as of the date first written above by their respective duly authorized officers.



                                         FRITZ COMPANIES, INC.



                                         By: /s/ LYNN C. FRITZ
                                            ------------------------------------
                                             Name:  Lynn C. Fritz
                                             Title: Chairman of the Board

                                         UNITED PARCEL SERVICE, INC.



                                         By: /s/ THOMAS W. DELBROOK
                                            ------------------------------------
                                             Name: Thomas W. Delbrook
                                             Title: Assistant Treasurer

                                         VND MERGER SUB, INC.



                                         By: /s/ THOMAS W. DELBROOK
                                            ------------------------------------
                                             Name: Thomas W. Delbrook
                                             Title: Assistant Treasurer